EXHIBIT 10.41

LEASE AGREEMENT

VENTURE TECHNOLOGY CENTER XI BUILDING

2700 RESEARCH FOREST DRIVE, SUITE 180

THE WOODLANDS, MONTGOMERY COUNTY, TEXAS

THIS LEASE AGREEMENT (“Lease”), effective August 20, 2001, is between WOODLANDS VTO 2000 LAND, L.P” a Texas limited partnership (“Lessor”), and APPLIED VETERINARY SYSTEMS, INC., a Delaware corporation (“Lessee”).

1. Premises. Upon the terms and conditions hereinafter set forth, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease, and take from Lessor, approximately 13,185 net rentable square feet of floor space (“Premises”), subject to Section 48, together with all appurtenances thereto, in a building known and referred to as Venture Technology Center XI Building (“Building”), located at 2700 Research Forest Drive, The Woodlands, Montgomery County, Texas. The Building is located on that certain 8.016 acre tract of land, located in the John Taylor Survey, A-547 in Montgomery County, Texas, more particularly described in Exhibit “A” (“Land”). The Premises is shown on the floor plan attached hereto as Exhibit “A-I”. The address of the Premises is 2700 Research Forest Drive, Suite 180, The Woodlands, Texas 77380. Lessor reserves the right to change the name of the Building whenever it desires without any liability or consent of Lessee.

2. Loading Dock and Parking. In addition to the Premises, Lessee and its invitees are hereby granted the exclusive right to use the loading dock to be affixed to the Premises pursuant to the Tenant Improvement Letter attached hereto as Exhibit “B”. Lessee shall also have forty (40) parking permits, each for the non-exclusive use by a single automobile in the parking areas provided by Lessor on the Land. Lessor shall keep in good condition throughout the Term described below the parking areas for and vehicular access ways to the Premises. The use of such parking and access areas shall at all times be subject to such reasonable rules and regulations as Lessor may promulgate.

3. Term. The term of this Lease (“Term”) shall commence on October 1, 2001 (“Commencement Date”) and shall expire on the last day of the seventy-third (73rd) full calendar month following the Commencement Date, subject to earlier termination as hereinafter provided. Lessor shall tender possession of the Premises to Lessee upon execution of this Lease by Lessor. Within 15 days following Lessee’s receipt from Lessor of a memorandum of this Lease specifying the Commencement Date and date of expiration of the Term, Lessee agrees to execute the memorandum.

4. Use. Lessee shall use the entire Premises solely for pharmaceutical manufacturing, standard research laboratory and for office and for no other use.

5. Acceptance of the Premises. Lessee agrees to accept the Premises “as-is”, “where-is”, “with all faults”. However, all improvements, if any, shall be constructed in the Premises, and the cost thereof paid, in accordance with Exhibit B. Except as expressly provided in this Lease or such Exhibit B, Lessor has not undertaken to perform any alteration or improvement to the Premises. By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises, and to have acknowledged that Lessor’s obligations under Exhibit B have been fully performed. Lessee hereby waives (i) any claims due to defects in the Premises and/or the Building except (A) minor finish adjustments in work performed by Lessor (“Punchlist Items”) specified in reasonable detail by Lessee contemporaneously with taking possession, and (B) latent defects in Lessor’s Work as described under Exhibit B, if any, of which Lessee notifies Lessor within 180 days after taking possession; and (ii) all express and implied warranties of suitability, habitability and fitness for any particular purpose. Lessee waives the right to terminate this Lease due to the condition of the Premises or the Building; Punchlist Items; or Lessor’s failure to perform its construction obligations under this Lease.

6. Security Deposit. Lessee contemporaneously with the execution of this Lease has deposited with Lessor the sum of $46,147.50 receipt of which is hereby acknowledged by Lessor, said security deposit being given to secure the faithful performance by Lessee of all of the terms, covenants and conditions of this Lease to be kept and performed by Lessee. If Lesseeshall fail to pay the rent herein reserved promptly when due or if Lessee violates any of the other terms, covenants or conditions of this Lease, said security deposit may, at the option of Lessor, be applied to any rent due and unpaid or to any damages suffered by Lessor as a result of Lessee’s default. Nothing contained in this Section shall in any way diminish or be construed as waiving any of Lessor’s other remedies as provided elsewhere in this Lease or at law or in equity. Should the entire security deposit or any portion thereof be applied by Lessor for the payment of sums due and payable to Lessor hereunder, Lessee shall, on the written demand of Lessor, remit to Lessor a sufficient amount in cash to restore said security deposit to its original amount. Should Lessee comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rental herein provided for as it falls due, (including any Additional Rent due at the end of the Fiscal Year, which term is defined in Section 8 below, during which the Term expires or terminates), and all other sums payable by Lessee to Lessor hereunder, said security deposit or remaining balance thereof shall be returned in full to Lessee. Lessor shall have the right to commingle the security deposit with other funds of Lessor, and any interest earned shall be the property of Lessor. Lessor may deliver the security deposit to any purchaser of Lessor’s interest in the Premises, and thereupon be discharged from further liability with respect to such deposit.

7. Base Rent. The Base Rent, which Lessee hereby agrees to pay to Lessor monthly, in advance, at Lessor’s address stated above, shall be the sum per month set forth below, due and payable on the first day of each calendar month during the Term hereof, without offset or deduction, with a pro rata portion being due and payable in advance for any partial month occurring at the beginning of the Term.

Month	Base Rent Amount
1	$5,000.00
2-25	$12.00/PSF/yr.
26-49	$13.00/PSF/yr.
50-73	$14.00/PSF/yr.

8.  Additional Rent. Lessor agrees to pay all Operating Expenses (as defined in Section 10 below) (which includes the Management Fee described in Section 10) up to a maximum amount of $3.00 per year for each square foot of rentable floor area in the Building (“Operating Cost Allowance”). In the event the Operating Expenses shall, in any Fiscal Year exceed the product of the Operating Cost Allowance times the rentable square feet of the Building (prorated for any partial Fiscal Year at the beginning or end of the Term), Lessee agrees to pay to Lessor, as Additional Rent, Lessee’s pro rata share of any such excess (“Excess Operating Expenses”). The term “Fiscal Year”, as used herein, shall mean Lessor’s fiscal year for accounting purposes which currently is the 12-month period beginning January I and ending December 31. Lessor shall have the right to change the Fiscal Year, from time to time, and, in such event, Lessor shall notify Lessee in writing of such change. Lessee’s pro rata share shall be determined by multiplying the Excess Operating Expenses by a fraction, the numerator of which shall be the number of net rentable square feet in the Premises, and the denominator of which shall be 95% of the net rentable square footage in the Building, which may change from time to time utilizing BOMA (Building Owners and Managers Association) standards. Within 90 days following the completion of each Fiscal Year, Lessor will provide to Lessee a statement showing in reasonable detail the Operating Expenses for the preceding Fiscal Year, the Additional Rent due with regard to Lessee’s share of the Excess Operating Expenses, and Lessor’s reasonable estimate of Excess Operating Expenses for the then current Fiscal Year. Lessee shall, on or before 30 days following receipt of said statement, pay to Lessor the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding Fiscal Year. Any overpayment will be credited by Lessor to Lessee’s pro rata share of the estimated Excess Operating Expenses for the then current Fiscal Year. Lessee agrees to pay Additional Rent each month thereafter, in addition to Base Rent, in an amount necessary to amortize the estimated Excess Operating Expenses for the then current Fiscal Year (or the pro rata portion thereof, if applicable) over a period equal to the lesser of (i) the number of months remaining in the Term or (ii) the number of months remaining in the current Fiscal Year. Notwithstanding that the Term has expired or been terminated, Lessee shall remain liable for and agrees to pay to Lessor within 30 days following receipt of an invoice therefore, its pro rata portion of Excess Operating Expenses for the Fiscal Year (or portion thereof) during which the Term expired or was terminated.

Lessee shall have the right, at its expense and at a reasonable time, but, in any event within twelve (12) months following the end of any Fiscal Year, to audit Lessor’s books relevant to the Additional Rent due under this Section provided that (i) the audit shall be prepared by a certified public accounting firm of recognized regional standing or by Lessee=s in-house audit staff; (ii) such firm or audit staff is not compensated on a contingency fee@ basis; (iii) such audit is pursued to its conclusion within thirty (30) days following the date of its commencement and is conducted at the location where Lessor maintains its books and records and shall not unreasonably interfere with the conduct of Lessor=s business; and (iv) the audit report shall be simultaneously delivered to Lessor at no charge. In the event that Lessor=s statement of Operating Expenses exceeds Lessee=s actual pro rata share of Excess Operating Expenses for  any Fiscal Year by more than five percent (5%), Lessor agrees to reimburse Lessee Lessee=s reasonable and actual cost of such audit, not to exceed $1,500.

9. Payment of Rentals. Lessee covenants to promptly pay all rentals when due and payable. A late charge of 10% per cent shall be added to any payment of Base Rent or Additional Rent which is more than 10 days past due in order to compensate Lessor for the extra administrative expenses incurred. If Lessor shall pay any monies or incur any expenses in correction of violations of the covenants herein set forth, the amounts so paid or incurred shall, on notice to Lessee, be considered additional rent payable by Lessee with the first installment of Base Rent thereafter to become due and payable, and may be collected or enforced as by law provided in respect of rentals.

10. Operating Expenses. The term “Operating Expenses” means all of Lessor’s costs, expenses and disbursements (but not acquisition of capital investment items, except as hereinafter expressly provided or specific costs billed to specific lessees) to operate and maintain the Land, the Building, and all improvements on the Land from time to time, including, but not limited to, Lessor’s costs of providing utilities, including, but not limited to lighting; porter services and supplies; refuse removal (if Lessor elects to furnish this service); landscaping, including irrigation; and general maintenance and repairs, including, but not limited to, repairs to roof surface and preventive maintenance, parking area restriping, exterior painting and other activities. Operating Expenses shall also include a reasonable amortization charge on account of any capital expenditure incurred to effect a reduction of Operating Expenses and a reasonable charge for amortization of all capital items Lessor installs (a) to reduce Operating Expenses, or (b) to promote safety, or (c) which Lessor is required to install on or for the benefit of the Building by any governmental law, code or regulation passed or enacted on or after the Commencement Date, or (d) which is a replacement (as opposed to additions or new improvements) of items located in the common areas adjacent to the Building, the parking area and other facilities used in connection with the Building, or involving the exterior of the Building, including, but not limited to, the roof and structural elements. Additionally, Operating Expenses shall include all ad valorem taxes or assessments, and annual assessments of The Woodlands Community Association, Inc. and The Woodlands Commercial Owners Association, whichever is applicable, which accrue against the Building or the Land during the Term, together with all insurance premiums and deductibles which Lessor is required to pay or deems necessary to pay with respect to the Building or the Land, including, but not limited to, casualty insurance and liability insurance, and a management fee (“Management Fee”) of 5% of the gross rental for the Building. Lessor agrees that those items listed on Exhibit “E” attached hereto shall not be included within the definition of “Operating Expenses.” Notwithstanding anything contained herein to the contrary, it is agreed that in the event not more than 95% of the rentable area in the Building is occupied during any Fiscal Year or in the event not more than 95% of the rentable area in the Building is provided with building standard services during any Fiscal Year, an adjustment shall be made in computing the Operating Expenses for such year so that those Operating Expenses which vary with occupancy of the Building shall be computed for such year as though the Building had been 95% occupied during such year and as though 95% of the Building had been provided with building standard services during such year. Lessor agrees that it shall not be permitted to recover more than 100% of Operating Expenses for any Fiscal Year.

Notwithstanding anything contained herein to the contrary, if at the end of the Fiscal Year, the Land, with the Building thereon, has not yet been placed on the tax rolls, the Fiscal Year ad valorem taxes and assessment shall be adapted and increased as if it had been.

11. Utilities. Lessor shall make available to the Building electricity, water and sewer Facilities. Lessee agrees to assume all costs and expenses for water and sewer, except as herein provided, electricity, and telephone, including any license or deposit required to establish or maintain such services, and the costs of installation, hook-up and metering. Lessor agrees to pay all costs and expenses for water and sewer service. The cost of these services shall be included with Operating Expenses as defined in Section 10 hereof. Lessor, however, reserves the right to submeter, at Lessee’s cost and expense, Lessee’s water and sewer usage, charging Lessee at cost plus 15% overhead. Lessee shall promptly pay for all utility services furnished to the Premises during the term of this Lease. Failure by Lessor to any extent to furnish these defined services or any cessation thereof shall not constitute a breach of this Lease, render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement herein, Lessee hereby waiving all claims against Lessor arising from service interruptions. In the event of any such interruption other than a service interruption for scheduled maintenance, tests and inspections, however, Lessor shall use reasonable diligence during normal business hours to restore such service in any circumstance in which such restoration is within the reasonable control of Lessor.

In the event that there is any interruption of utility services to the Premises that (a) is within Lessor=s actual control, and (b) Lessee is unable to operate (and Lessee does not actually operate) its business at the Premises, and such interruption continues for a period of ten (10) consecutive days, then Base Rent shall abate commencing on the eleventh (11th) consecutive day of such interruption until such time as such utility services are resumed.

12. Peaceful Enjoyment. Lessee shall and may peacefully have, hold and enjoy the Premises for the Term, subject to the terms and conditions of this Lease, provided that Lessee pays the rentals and other sums herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Lessor’s interest hereunder.

13. Alterations, Additions and Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that Lessee acknowledges and agrees that it shall not be unreasonable for Lessor to withhold its approval to any alterations or physical additions which are structural in nature or which could affect adversely the mechanical, plumbing or electrical systems for the Building. Lessor shall not be liable as a result of any such consent for completeness, design sufficiency, or compliance with any law, ordinance, order, rule, or regulation and Lessee shall indemnify, defend and hold Lessor harmless from all claims, demands, damages, causes of action or litigation, arising out of or resulting from such alterations.

Any and all alterations, additions or improvements, other than that portion of the initial Tenant improvements which are to be provided by Lessor pursuant to the terms of Exhibit “B” hereto, shall be made at Lessee’s sole expense in a good and workmanlike manner, in compliance with all applicable laws, ordinances and regulations, with a contractor approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed. At Lessor’s option, all such alterations, additions or improvements upon the earlier to occur of (i) the termination date of the Lease or (ii) Lessor’s termination of Lessee’s right of possession of the Premises pursuant to Section 29 of the Lease, shall become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however this clause shall not apply to removable equipment or furniture owned by Lessee and which can be removed without damage to the Building or the Premises, provided there is no default by Lessee in any of the terms and conditions of the Lease. Notwithstanding anything foregoing to the contrary, upon the earlier to occur of (i) the termination date of this Lease, or (ii) Lessor’s termination of Lessee’s possession of the Premises pursuant to Section 29 hereof, Lessor may require Lessee to remove the “Identified Alterations” or any part thereof, and restore the same to the customary condition of so-called “second generation space” and to restore any portion of the Building shell affected by such removal to its condition prior to installation of said Identified Alterations, reasonable wear and tear excepted. The rights conferred to Lessor hereunder shall be in addition to (and not in conflict with) any other rights conferred on Lessor by this Lease, in equity or at law. At such time as Lessor approves the plans for the Tenant Improvements (as provided for in Exhibit “B”), Lessor shall identify which alterations, additions or improvements to the Premises, including without limitation, any cabling or other computer, satellite or telecommunications equipment or hardware, either located in the Premises or elsewhere within the Building or the Land, which Lessor may require be removed at expiration or earlier termination of this Lease (the “Identified Alterations”); provided, however, Lessor shall have the right until the date of expiration or earlier termination, by written notice to Lessee, to select which of the Identified Alterations shall be removed and which shall not be removed.

14. Exterior Repairs. Lessor will keep the exterior of the Building, including any doors, windows, or glass, in repair, provided Lessee shall give Lessor written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by the negligence of Lessee, its agents, employees, licensees or invitees, in which event Lessee shall be responsible therefor for the cost. Lessor shall be under no liability for repair, maintenance, alteration or any other action with reference to any plumbing, electrical or other mechanical installation within or serving the Premises or any part thereof, except for the service lines leading to the Premises, provided that the damage thereto shall not have been caused by the negligence of Lessee, its agents, employees, licensees or invitees, in which event Lessee shall be responsible therefor for the cost.

15. Operation by Lessee. Lessee agrees to (a) keep the inside of all glass in the doors and windows of the Premises clean; (b) keep all interior surfaces of the Premises clean; (c) replace promptly, at its expense, any cracked or broken window glass inside the Premises with glass of like kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed from the area; (f) have such garbage, trash, rubbish and refuse removed at its expense on a regular basis from location points and at such times as designated by Lessor, if said service is not provided by Lessor; (g) keep all mechanical apparatus free of vibration, noise or pollution which may be transmitted beyond the Premises; (h) comply with all laws, ordinances, rules and regulations of the Fire Underwriters Rating Bureau now or hereafter in affect; (i) shall not commit or allow any waste or damage to be committed to the Premises, any portion of the Building or the Land; and (j) conduct its business in all respects in a dignified manner in accordance with high standards of business operation.

In addition, Lessee shall not (a) place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or Building without the written consent of Lessor; (b) permit undue accumulation of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) cause or permit the parking of vehicles so as to interfere with the use of any driveway, walk, parking area, dock or other common facility in the area; (e) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which is immoral, disreputable or in violation of any legal direction of any public officer; or (f) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which, in the opinion of Lessor, reasonably formed, constitutes a public or private nuisance or unduly disturbs the business of other tenants in the Building.

Lessor shall have the right, upon written notice to Lessee, to provide for rubbish and refuse removal services as required of Lessee above, and if such cost is not otherwise included in Operating Expenses, Lessee agrees to reimburse Lessor for the cost incurred in providing such service within 30 days after receipt of a statement setting forth the cost of such service. Lessee agrees to discharge all waste materials from the Premises in compliance with the rules and regulations as set forth in The Woodlands Metro Center Municipal Utility District Policy Manual - Industrial Waste Discharges - Permits and Charges - No. R&S-50, issued July 12, 1979, with an effective date of July 12, 1979, as it may be amended from time to time. Lessee shall haul away for disposal at its own expense, any waste material not meeting the standards for discharge set forth in the above-referenced manual.

Lessee shall comply, at Lessee’s cost and expense, with all private restrictions encumbering the Land and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments, including all municipal and road utility districts and municipal utility districts, and all departments, commissions, boards and officers thereof, and any other body exercising similar functions, which now or hereafter may be applicable to the Premises, the improvements in the Premises, or to the use or manner of use of the Premises or the improvements, including but not limited to, all environmental laws and the Americans With Disabilities Act. In the event of a violation of any environmental law by Lessee and cleanup of contamination is required, in addition to all other remedies of Lessor under this Lease or at law or in equity, Lessee shall conduct a cleanup so that there is a total and complete removal of all contaminates from the Premises. Lessee agrees that no such cleanup shall be subject to a risk reduction Standard 2 or 3 or Remedy Standard B, and no deed recordation notice shall be recorded against the Premises.

Lessee also agrees to comply with the Rules and Regulations of the Building, a copy of which is attached as Exhibit “C”. Lessor may amend said Rules and Regulations, from time to time, if reasonably necessary for the safety, care, or cleanliness of the Building, provided that no amendment shall alter any covenant or provision contained in this Lease. Lessee agrees to comply with any amendment which is made to said rules and Regulations in compliance with the terms of this subsection.

Lessee shall promptly pay directly to the taxing authority all sales and/or ad valorem taxes now or hereafter levied on Lessee’s personal property and leasehold improvements. Lessee waives all rights under applicable law to protest appraised values or receive notice of reappraisal regarding the Land and Building (including Lessor’s personalty), irrespective of whether Lessor contests same. To the extent such waiver is prohibited, Lessee appoints Lessor as Lessee’s attorney-in-fact, coupled with an interest, to appear and take all actions which Lessee would otherwise be entitled to take under applicable law.

16. Interior Repairs and Maintenance. Lessee will, at Lessee’s cost and expense, keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, all heating and air conditioning equipment, and all interior windows or doors serving the Premises, in good order and repair, and will make all replacements thereto as its expense. Lessee will surrender the Premises at the expiration or earlier termination of this Lease, in as good condition as when received, excepting depreciation caused by ordinary wear and tear. Lessee will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Lessor’s written approval, which approval shall not be unreasonably withheld, delayed or conditioned, any additional electrical service which may be required in connection with Lessee’s use or occupancy. Notwithstanding anything herein to the contrary, Lessor, and not Lessee, shall be liable for any and all interior repairs which may result from any structural failure of the Building, unless caused by Lessee, its agents, employees or invitees. Lessee will repair promptly, at its expense, any damage to the Premises caused by bringing into the Premises any property for Lessee’s use, or by the installation or removal of such property, regardless of fault or by whom such damage was caused, unless caused by the gross negligence or willful misconduct of the Lessor or Lessor Parties (hereinafter defined). Upon execution of this Lease, Lessee, at its own cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with Lessor, or a maintenance contractor approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed, for servicing all hot water, heating, and air-conditioning systems and equipment within the Premises. If Lessee fails to make such repairs and/or to perform the maintenance and repairs to the Premises which are Lessee’s obligation under this Lease, Lessor may make same, and Lessee agrees to pay, as additional rent, the cost thereof, plus 15% overhead, to Lessor promptly upon Lessor’s demand therefor.

17. Roof and Walls. Lessor or its designee shall have the exclusive right (a) to use all or any part of the roof of the Building for any purpose including to erect additional stories or other structures over all or any part of the Premises, and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and (b) upon reasonable prior written notice to Lessee, to install, maintain, use, repair and replace within the Premises, pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not materially interfere with Lessee’s use thereof. Lessee shall have no right to penetrate or erect improvements on the roof without the prior written consent of Lessor, such approval not to be unreasonably withheld, conditioned or delayed. Lessee shall be liable in damages to Lessor for any breach of this provision, including damages for loss of any and all warranties.

18. Signs and Advertising. Lessee will not place or suffer to be placed or maintained on or displaced to the exterior of the Premises, any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the written approval of Lessor and anybody having a right to approve signs pursuant to any restrictive covenants agreements. Lessee will maintain any approved sign, decoration, lettering, advertising matter or other thing in good condition and repair at all times, in compliance with all laws and private covenants affecting the Landlord or the Building.

So long as the square footage occupied by Lessee in the Building under this Lease is such that Lessee is one of the four (4) largest tenants in the Building (i.e., no more than three (3) other tenants in the Building occupy more square footage than Lessee), then Lessee shall have the right to locate a sign advertising Lessee upon both of the Building’s monument structures. If Lessee should become the fifth (5th) largest tenant in the Building, then Lessor shall have the right to require that Lessee’s sign panel on the Building’s monument structures be removed. Lessor shall maintain such panels on the monument structures for so long as Lessee is not in default under the terms of this Lease. The cost of installation, the cost of the sign itself, and any costs incurred by Lessor in repairing such sign shall be at the sole cost and expense of Lessee, and Lessee shall indemnify and hold Lessor harmless with respect to any claim, charge, expense, or liability for same. The placement of any such sign upon the monument structures and the design and criteria thereof shall be governed by such rules, regulations and requirements as Lessor may, from time to time, promulgate. Upon default hereunder, expiration, or earlier termination of this Lease, any sign advertising Lessee upon the monument structures shall be removed by Lessee at its sole cost and expense within thirty (30) days after the occurrence of such default, expiration, or termination. If Lessee fails to perform any of its obligations under this paragraph, Lessor shall be entitled to perform Lessee=s obligations on Lessee=s behalf and for Lessee=s account, in which event Lessee shall, within thirty (30) days following receipt of Lessor=s invoice accompanied by supporting evidence of such expenditures incurred by Lessor, reimburse Lessor for all reasonable costs and expense incurred in connection with performing such obligations. If Lessee fails to timely reimburse Lessor, Lessor shall have the right to file suit against Lessee in a court of competent jurisdiction and recover from Lessee amounts due Lessor, together with interest thereon from the due date until paid at the lesser of (a) the highest non-usurious rate of interest allowed by applicable law, or (b) eighteen percent (18%) per annum.

19. Entry by Lessor. Lessee shall permit Lessor or Lessor’s agents, representatives, or employees to enter upon the Premises at reasonable times, and upon having given Lessee reasonable advance notice, (a) to inspect the Premises, to determine whether Lessee is in compliance with the terms of this Lease; (b) to show the Premises to prospective purchasers, lessees, mortgagees, beneficiaries under trust deeds, or insurers (but as to prospective lessees only during the last 7 months of the Term), and (c) to make repairs, improvements, additions and alterations thereto, as Lessor is permitted to make according to the terms of the Lease. Any inspections of the Premises pursuant to this subsection shall be at Lessor’s cost and expense; provided, however, in the event it is determined by Lessor that an environmental study should be conducted on the Premises and said environmental study determines that Lessee has not complied with all then existing environmental laws, Lessee shall reimburse Lessor for the cost of the study within 15 days after receipt of an invoice setting forth the cost, and Lessee shall promptly take all action necessary, at Lessee’s sole expense, to remedy any noncompliance by Lessee discovered by such study in accordance with Section 15 above.

20. Liens. In the event that any mechanic’s, materialman’s, or other lien shall at any time be filed against the Premises, the Building or the Land purporting to be for work, labor, services or materials performed for or furnished to Lessee or anyone holding the Premises through or under Lessee, or arising out of any alleged act or omission of Lessee, Lessee shall forthwith cause the same to be properly bonded or released. If Lessee shall fail to cause such lien to be bonded or released within 15 days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Lessor, and all costs and expenses incurred by Lessor in procuring the discharge of such lien, including reasonable attorney’s fees, shall be due and payable by Lessee to Lessor as additional rent on the first day of the next succeeding month. Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and no mechanics’, materialman’s or other liens for any such labor or materials shall attach to or affect the estate or interest of Lessor in and to the Land or Building.

21. Subordination. Lessee agrees that this Lease is and shall be subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, Lessee shall at Lessor’s request execute promptly any appropriate certificate or instrument that Lessor may reasonably request. In the event of the enforcement by the trustee or the beneficiary under a mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, attorn to and automatically become the lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease; (ii) any amendment or modifications under this Lease made without the written consent of such trustee, beneficiary, or successor in interest; (iii) any default by the prior owner or Landlord in the observance or performance of any of its covenants or obligations hereunder, or (iv) any right of offset which Lessee may have had against the prior owner or Landlord. Upon request by any successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for. Lessee further agrees that in the event Lessee is notified of the existence of any mortgage or deed of trust and of the address of the holder of any such instrument, Lessee agrees that it will give the holder thereof notice of any claimed default under this Lease, and will exercise no remedies which it may have on account thereof until forty-five (45) days have elapsed after the receipt of such notice by the holder of such instrument without cure thereof.

Lessee has requested that Lessor provide a non-disturbance agreement from Lessor’s current mortgagee. Lessor agrees to use Lessor’s best reasonable efforts to provide such an agreement in form and substance acceptable to such mortgagee as soon as reasonably possible following Lessor’s execution of this Lease.

Within 15 days after Lessor’s request, Lessee agrees to execute an estoppel certificate or other agreement certifying to Lessor and/or any mortgagee of the Building or any successor thereto or designee thereof, such facts and agreeing to such reasonable notice provisions as such mortgagee may request in connection with Lessor’s financing. If Lessee fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Lessor shall be deemed correct for all purposes, and all notice provisions and other matters in the certificate shall be deemed agreed to, but Lessor shall have the right to treat such failure or refusal as a default by Lessee.

This Lease and all rights of Lessee hereunder are further subject and subordinate to the extent that the same relate to the Premises to all ground or underlying leases covering the Land/or any part thereof which may now or hereinafter affect the Land or the Building, and any renewals or modifications thereof.

22. Condemnation. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Lessee is required to yield possession thereof to the condemning authority. Lessor shall, with reasonable diligence, make such repairs and alterations as may be necessary in order to restore the part not taken to a useful condition, and the Base Rent shall be reduced proportionately to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 4, either party may terminate this Lease within 30 days after Lessee is dispossessed, effective as of the date when Lessee is required to yield possession. All compensation awarded for any taking shall belong to and be the property of Lessor, except that Lessee shall have the right to assert a claim for any personalty of Lessee that is taken and for Lessee’s moving costs.

23. Fire and Casualty. In the event of a fire or other casualty in the Premises, Lessee shall immediately give notice thereof to Lessor. If the Premises, shall be destroyed by fire or other casualty so as to render the Premises untenantable, the rental herein shall be reduced proportionally to the portion of the Premises rendered untenantable until such time as the Premises are made tenantable by Lessor. If from such cause the same shall be so damaged that Lessor shall decide not to rebuild, or if Lessor’s lender or mortgagee does not make adequate insurance proceeds available to make such repairs, then all rent and other sums owed hereunder up to the time of such destruction or casualty shall be paid by Lessee, and thenceforth this Lease shall cease and come to an end. If Lessor elects to rebuild the Premises, then Lessor shall have a period of 180 days in which to substantially complete such rebuilding. If Lessor is unable to substantially complete such rebuilding within such 180-day period, then Lessee shall have the right, exercisable until such time as Lessor has actually substantially completed such rebuilding (but not thereafter), to terminate this Lease by written notice to Lessor.

24. Casualty Insurance. Lessor shall, at all times during the Term, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, licensed to do business in the State of Texas, insuring Lessor’s interest in the Building against loss or damage by fire and other hazards with coverages and in amounts as customarily carried by owners of similar buildings in the Montgomery County, Texas area, as determined by Lessor, with payments for losses thereunder payable solely to Lessor or its designee.

25. Liability and Personal Property Insurance. Lessee shall maintain, at its expense, at all times during the Term, a policy or policies of commercial general liability insurance, an all-risk policy insuring against loss or damage by fire or other hazards for the full replacement value of Lessee’s personal property, trade fixtures, equipment, inventory, and any alterations or improvements Lessee constructs on the Premises (with extended coverage limits), and builder’s risk coverage in such amounts as are reasonably required by Lessor in the event Lessee performs any alterations or improvements to the Premises, with the premiums thereon fully paid in advance, each issued by (i) an insurance company or companies rated “A-” or higher under the most current edition of A.M. Best’s Key Rating Guide, (ii) a Lloyds of London underwriter, or (iii) an insurance company agreed to by Lessor. All insurers must be licensed to do business in the State of Texas. The insurance shall afford protection of not less than $1,000,000 combined single limit bodily injury and property damage per occurrence. The policy or policies shall name Lessor as an additional insured. As to any injury or damage occurring in or on the Premises, Lessee’s insurance shall be primary. Lessee’s policy shall contain an agreement by the insurer that such policy, or policies may not be canceled or materially modified without 30 days’ prior notice to Lessor. Lessee shall provide Lessor a copy of the required policy or policies, or a certificate evidencing the required coverage, before beginning any work in the Premises or taking occupancy of same. Additionally, Lessee shall provide Lessor evidence of the renewal of each policy at least 30 days before the expiration of the policy.

26. Release of Claims: Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each waive any and all right of recovery, claim, action or cause of action against the other and its partners (if any), and the agents, officers, and employees of the other party or its partners, for any loss or damage:

(i)                                    to the Premises, the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause which could have been insured against under a Texas standard special form extended coverage insurance policy, or

(ii)                                 arising out of any business interruption, including but not limited to loss of profits, by reason of fire, the elements or any other cause,

regardless of cause or origin, including the sole or concurrent negligence of the other party or its  partners, or the agents, officers, or employees of the other party or its partners. Lessor and Lessee covenant that its insurance policies shall provide that the insurer shall not hold any right of subrogation against the other party for losses which must be insured against by the terms of this Lease. This Section shall survive the termination of this Lease.

27. Release and Indemnification by Lessee. Subject to the terms of Section 26, above, notwithstanding that joint or concurrent liability may be imposed upon Lessor by law, Lessee shall indemnify and hold harmless (and at Lessor’s option, defend) Lessor, and Lessor’s property managers, lenders, employees, agents, contractors and invitees, and any affiliates or subsidiaries thereto (individually, “Lessor Party”, collectively, “Lessor Parties”) at Lessee’s sole cost and expense, against any loss, cost, damage or expense (including attorneys’ fees and court costs) relating to or as a result of (a) any default or failure to comply with the terms hereof (whether in connection with termination hereof or otherwise) by Lessee, its agents, contractors, employees and invitees (individually, “Lessee Party”, collectively, “Lessee Parties”); (b) any act, omission or negligence of Lessee or any Lessee Parties; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by the gross negligence or willful misconduct of Lessor or the Lessor Parties. Notwithstanding any other provision hereof, the preceding indemnity shall survive the termination, cancellation or expiration of this Lease. Moreover, Lessor shall not be liable, and Lessee covenants not to bring any action against Lessor, for any damage or injury to the Premises, Lessee’s furniture, personal property, trade fixtures, inventory or equipment, Lessee, or any Lessee Parties, arising from any use or condition of the Premises, Building, or Land, the act or neglect of co-tenants or of any other person, or malfunction of any equipment or apparatus serving the Premises, Building, or Land. Any and all claims against Lessor for any damage or injury referred to in this paragraph are hereby waived and released by Lessee.

28. Holding Over. In the event of holding over by Lessee after the expiration or termination of the Term and without the written consent of Lessor, there shall be no renewal of this Lease by operation of law, but at Lessor’s sole option, Lessee shall be a tenant at sufferance and shall pay monthly rent during the holdover period equal to double the amount of all Base Rent and Additional Rent payable during the last month of the Term. Further, Lessee shall indemnify Lessor against all claims for damages by any other lessee to whom Lessor may have leased all or any part of the Premises. Lessee shall vacate and deliver the Premises to Lessor upon Lessee’s receipt of notice from Lessor to vacate. No holding over by Lessee with or without the consent and acquiescence of Lessor or the acceptance of rent shall operate to extend, reinstate or continue the Term of this Lease.

29. Default by Lessee. If (a) Lessee fails to timely pay any sum to be paid by Lessee under this Lease and such failure continues for a period of 10 days following the date on which written notice thereof is given (or deemed given) by Lessor; provided, however, that Lessor shall be required to give only two (2) such notices in any 12-month period, per calendar year, and upon the third such failure in any l2-month period, per calendar year, Lessor shall have the right to avail itself of any or all remedies afforded to Lessor hereunder without any further notice to Lessee; (b) Lessee fails to perform any of its other duties or obligations under this Lease and such default continues for 20 days after Lessor delivers written notice to Lessee or deposits written notice in the U. S. Mail addressed to Lessee’s address above; provided, however, that if such failure is one which is not reasonably susceptible of being cured within a 20-day period, then Lessor shall not be deemed to be in default hereunder so long as Lessee commences its cure of such failure within such 20-day period and diligently and continuously prosecutes the cure thereof to completion within ninety (90) days after delivery or deposit of Lessor’s written notice of such failure; (c) any of the following actions occur and Lessee fails to contest same using Lessee’s best reasonable efforts and cause same to be removed, dismissed, or vacated within 30 days from the date of entry or filing: (i) Lessee’s interest under this Lease is levied on under execution or other legal process, or (ii) any petition is filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee’s debts or obligations, or (iii) any petition under the Bankruptcy Code is filed or other action taken to reorganize or modify Lessee’s capital structure, or (iv) Lessee is declared insolvent according to law, or (v) any general assignment of Lessee’s property is made for the benefit of creditors, or (vi) a receiver or trustee is appointed for Lessee or its property; (d) Lessee vacates or abandons the Premises and ceases payment of rent; (e) if Lessee is a corporation, Lessee ceases to exist as a corporation in good standing in the State of Texas; or (f) if Lessee is a partnership or other entity, Lessee is dissolved or otherwise liquidated, then Lessor may treat the occurrence of anyone or more of the foregoing events as a breach of this Lease. Upon the occurrence of any of the foregoing events, at Lessor’s option, Lessor shall have anyone or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

A.            Lessor may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Lessor does not terminate this Lease, and Lessor shall have the right to collect Rent, Additional Rent and other charges when due.

B.            Lessor may terminate this Lease and forthwith repossess the Premises and recover damages in a sum of money equal to the total of (i) the cost of recovering the Premises, including the cost of the removal and storage of any of Lessee’s possessions left within the Premises, (ii) the unpaid Base Rent and Additional Rent earned at the time of termination, plus interest thereon at the lesser of 18% or the then maximum interest rate permitted to be charged by applicable law (“Interest”) from the due date until paid, (iii) the balance of the Base Rent and Additional Rent for the remainder of the Term, discounted to its present value at the rate of 6% per annum, less the fair market rental value (allowing a reasonable period for reletting) of the Premises for said period (provided said sum shall not be less than zero), and (iv) any other sum of money and/or damages owed by Lessee to Lessor.

C.            Without terminating this Lease, Lessor may terminate Lessee’s right of possession and repossess the Premises by forcible detainer suit or otherwise, without demand or notice of any kind to Lessee, and without terminating this Lease, without acceptance of surrender of the Premises, and without becoming liable for damages, or guilty of trespass. If Lessor pursues this remedy and if and to the extent required by law, Lessor shall use reasonable efforts to relet the Premises for Lessee’s account, for such rent and upon such terms and conditions as Lessor deems satisfactory. Lessor shall be deemed to have used “reasonable efforts” to relet the Premises if Lessor offers the Premises “for lease” and entertains in good faith, bona fide offers to lease submitted to Lessor. In no event shall Lessor be obligated to lease the Premises in priority of other space in the Building or adjacent buildings owned by Lessor or any affiliate thereof. If Lessor so relets, Lessor is authorized to decorate or to make any repairs, changes, alterations or modifications in or to the Premises as it deems necessary to prepare the Premises to relet at Lessee’s expense. If Lessor fails to relet the Premises, then Lessee shall pay to Lessor as damages a sum equal to the amount of the Base Rent and Additional Rent provided for in this Lease for such period or periods. If Lessor relets the Premises and fails to realize a sufficient sum from such reletting to pay all Base Rent and Additional Rent due and payable hereunder after deducting (a) the due and unpaid Base Rent and Additional Rent, (b) the accrued Interest thereon, (c) the cost of recovering possession, (d) the costs and expenses of all decorations, repairs, changes, alteration and modifications, (e) the expense of such reletting and the collection of the rent accruing therefrom, (f) the cost of any brokerage fees or commissions payable by Lessor in connection with such reletting or attempted related; (g) the cost of removing and storing the furniture, trade fixtures, equipment, inventory and/or personal property of Lessee or any other occupant’s property left on the Premises, Parking, or Land after reentry, (h) any other costs incurred by Lessor in such reletting; and (i) any other sum or money or damages owed by Lessee to Lessor at law, in equity, or hereunder, then Lessee shall pay to Lessor any such deficiency upon demand from time to time, Lessor shall in no event be obligated to pay any excess proceeds from such reletting to Lessee after deduction of the foregoing from such proceeds. Lessor may file one or more suits to recover any sums falling due under this Section from time to time. Any reletting shall not be an election by Lessor to terminate this Lease or acceptance of surrender of the Premises unless Lessor gives a written notice of such intention to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default.

D.            Lessor may change the locks on the Premises and not return the new key to the Lessee unless the Lessee cures the default(s). The Lessor will not have to give the Lessee a new key unless the Lessee cures the default(s); the new key will be provided only during Lessor’s regular business hours.

E.             Lessor may enter upon the Premises and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee’s obligations under this Lease plus fifteen percent (15%) of such cost to cover overhead, plus Interest, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, except for Lessor’s gross negligence or willful misconduct. No action taken by Lessor under this section shall relieve Lessee from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

F.             Any furniture, trade fixtures, equipment, inventory or other personal property of Lessee which remains on the Premises following (i) the termination date of this Lease, or (ii) Lessor’s termination of Lessee’s possession of the Premises pursuant to this Section 29, shall conclusively be deemed abandoned, and without notice to Lessee, Lessor may dispose of the same in any manner deemed suitable by Lessor, sell such property and retain the proceeds therefor, or store such property at Lessee’s expense.

G.            Lessor shall have the right to exercise any and all other remedies available to Lessor in this Lease, at law or in equity.

30. Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.

31. Intentionally Omitted Prior to Execution.

32. Assignment by Lessor. Lessor shall have the right to sell, transfer or assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Land. In such event and upon the assumption by such transferee of Lessor’s obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor hereunder.

33. Assignment by Lessee. Lessee shall not, without Lessor’s prior written consent in each instance, convey, assign Dr encumber this Lease or any interest herein, directly or indirectly, voluntarily or by operation of law, including the merger or conversion of Lessee with Dr into another entity, or sublet all or any portion of the Premises, or permit the use Dr occupancy of any part of the Premises by anyone other than Lessee (collectively, “Transfer”). Except as otherwise hereinafter set forth, if Lessee is other than an individual, any change in “control” of Lessee shall constitute a Transfer, and the surviving party in control shall be the Transferee. “Control” means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. Conversely, Lessee shall not sublease space from, or assume the lease obligations of, another lessee in the Project without Lessor’s prior written consent. Following any Transfer, Lessee (and any guarantors) shall remain fully liable under this Lease, as then or thereafter amended with or without notice to or consent of Lessee (or any guarantors), and Lessor may proceed directly under this Lease against Lessee (or any guarantor) without first proceeding against any other party. Lessee shall give Lessor written notice of any proposed Transfer at least 30 days prior to the anticipated effective date of the proposed Transfer, which notice shall include a complete detailed written description of the Transfer; the name, address, business and intended use of the Transferee; a current audited financial statement for the Transferee certified by a recognized accounting firm; a copy of the proposed Transfer document; appropriate evidence of the existence, good standing and signature authority of the Transferee in the state that the Land is located in; and such other pertinent information as Lessor reasonably requests, together with Lessor’s then-quoted Transfer processing fee as stipulated under the last paragraph of this section. If the proposed Transferee is subject to any new requirements under applicable law (including the Americans with Disabilities Act of 1990), (i) Lessee shall be liable for any costs or expenses to comply with such requirements, and (ii) to the extent such requirements require alterations, Lessee shall deliver for Lessor’s approval plans and specifications complying with such additional requirements and acceptable security assuring timely, lien-free completion of construction. If the aggregate consideration, including Base Rent, paid to Lessee for a Transfer exceeds that payable by Lessee under this Lease (prorated according to the Transferred interest), then Lessee shall, within 15 days after receipt, pay 50% of such excess to Lessor.

Within 30 days after receipt of all required Transfer information, Lessor shall give Lessee written notice of its election (i) to consent to the Transfer; or (ii) to terminate this Lease as of the effective date of the Transfer as to the space covered by such Transfer for the remainder of the Term, in which event Lessee shall be relieved of its obligations accruing after the termination date with respect to the terminated interest (provided, however, that Lessee shall have the right, for a period of 5 days following the giving by Lessor of its decision to terminate this Lease, to rescind its request for consent to a Transfer); or (iii) not to consent to the Transfer, in which event this Lease shall continue in full force and effect. If Lessor fails to timely make such election, Lessor shall be deemed to have elected option (iii) above. Any Transfer occurring without Lessor’s consent shall be void and shall constitute a Default hereunder. In any event, all renewal and expansion options and other preferential rights under this Lease are personal to the original Lessee under this Lease and shall not be exercisable by any Transferee. Neither Lessor’s acceptance of any name for listing on the Building directory or other signage, nor Lessor’s acceptance of rent from any Transferee, shall be deemed, or substitute for, Lessor’s consent to a

Transfer. Lessor agrees not to unreasonably withhold, delay or condition its consent to any assignment of this Lease or sublease of the entirety of the Premises; provided that the proposed Transferee is (A) creditworthy, (B) has a good reputation in the business community, (C) will use the Premises for only the use permitted in Section 4 of this Lease, and (D) is not then an occupant of the Building or person or entity with whom Lessor is then negotiating to lease space in the Building and for which Lessor has reasonably comparable space available in the Building to accommodate such proposed Transferee’s space needs, Additionally, notwithstanding anything to the contrary or apparent contrary set forth in this Lease, a transfer of “control” of Lessee. occurring as a result of a merger of Lessee into another entity shall not constitute a Transfer requiring Lessor’s consent so long as, within a period of thirty (30) days following such merger, Lessee (or the surviving entity) provides Lessor with written notice of such merger accompanied by a copy of the merger documents filed with the Secretary of State of the State of Delaware.

Notwithstanding anything contained herein to the contrary, Lessor shall not be obligated to entertain or consider any request by Lessee to consent to any proposed assignment of this Lease or sublease of all or any part of the Premises unless each request by Lessee is accompanied by a nonrefundable fee payable to Lessor in the amount of $500.00 to cover Lessor’s administrative, legal, and other costs and expenses incurred in processing each of Lessee’s requests. Neither Lessee’s payment nor Lessor’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Lessor to consent to Lessee’s request.

34. Transfer of Control. Subject to the exception set forth in Section 33, if Lessee is a corporation, and if at any time during the term of this Lease, corporate shares of Lessee shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, Lessee shall be in default of this Lease and Lessor may exercise its rights in respect of default hereunder.

35. Notices. Any notice required or permitted to be given pursuant to the terms of this Lease shall be sent by certified or registered U.S. mail return receipt requested, hand delivery or nationally recognized overnight courier, if to Lessor, at 2201 Timberloch Place, The Woodlands, Texas 77380, Attn: Property Management, with a copy to Crescent Real Estate Equities Limited Partnership, 777 Main Street, Suite 2100, Fort Worth, Texas 76102, Attn: Legal Department, and if to Lessee, at 2700 Research Forest Dr., Suite 180, The Woodlands, TX 77381, Attn: Douglas R. Kern. The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided, and such address changes shall be effective within five (5) days of receipt of such notice. A notice shall be deemed given and received (i) if by certified or registered mail, on the 3rd business day following deposit in the U. S. Mail; (ii) if by hand delivery, upon tender of delivery; and (iii) if by overnight courier, the first (lst) business day following deposit.

36. Severability. If any of the provisions of this Lease shall contravene or be invalid under the laws of the particular state, county, or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this

Lease or the application thereof to other persons or circumstances shall not be affected thereby.

37. Corporate Authority. If Lessee signs as a corporation, or other entity each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee is a duly organized and existing corporation, partnership, limited liability company or other entity, that Lessee has and is qualified to do business in Texas, that the corporation or other entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation or other entity were authorized to do so by appropriate corporate or entity actions.

38. Title. This Lease is subject to all matters of record in the Real Property Records of Montgomery County, Texas. By execution of this Lease, Lessee consents to all plats and replats of the Land, if any, in compliance with all applicable laws.

39. Not an Offer. The submission of this Lease to Lessee shall not be construed as an offer, nor shall Lessee have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee.

40. Exhibits, Riders and Addenda. This Lease also includes and incorporates herein for all purposes all attached Exhibits, Riders, and Addenda, if any.

41. Joint and Several Tenancy. If more than one person executes this Lease as Lessee, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, anyone or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease as a Lessee.

42. Binding Effect. This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Lessor and Lessee, subject to the limitation on subleasing and assignment herein contained.

43. Entire Agreement. This Lease shall constitute the sole and only agreement of Lessor and Lessee with regard to the Lease of the Premises, and shall supercede any prior or contemporaneous oral or written agreements. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

44. Pronouns. Pronouns which refer to either Lessor or Lessee shall be construed to mean the appropriate number and gender intended.

45. Force Majeure. If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (Lessee’s financial inability, such as inability to obtain financing or lack of capital, excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, nothing in this Section shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder, except as may be expressly provided elsewhere in this Lease.

46. Lessor’s Liability. Any judgment recovered by any Lessee Party against any Lessor Party shall be satisfied solely out of proceeds received at a judicial sale upon execution and levy made against Lessor’s right, title and interest in the Building. Lessee waives (i) all right to levy against the Building or Land or any other properly of Lessor or any Lessor Party for any deficiency or claim against Lessor or any Lessor Party or to otherwise claim against Lessor or any Lessor Party for consequential, special or punitive damages allegedly suffered by any Lessee Party, including without limitation, lost profits and business interruption.

47. General. Time is of the essence of this Lease. All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas lease, and all of the terms hereof shall be construed according to the Jaws of the State of Texas. Said Lease shall be performable only in Montgomery County, Texas, and venue for any action hereunder shall lie exclusively in Montgomery County, Texas or in the Southern District of Texas, Houston Division, as appropriate.

48. Brokers. Lessor and Lessee warrant and represent to the other that it has not dealt with any real estate broker and/or salesman in connection with the negotiation or execution of this Lease and no such broker or salesman has been involved in connection with this Lease, and each party agrees to defend, indemnify and hold harmless the other party from and against any and all costs, expenses, attorneys’ fees or liability for any compensation, commission and charges claimed by any real estate broker and/or salesman due to acts of such party or such party’s representatives.

49. Relocation. Lessor shall have the right to require Lessee, upon 90 days notice, to relocate the Premises to any other premises of equal or greater size with improvements to be equal or greater than those prior to the relocation within the Building or to other buildings in the Project (“Relocated Premises”) on a date of relocation (the “Relocation Date”) specified therein. In such event, all reasonable expenses of moving Lessee and decorating the Relocated Premises with substantially the same leasehold improvements shall be at the expense of Lessor, including the physical move, telephone installation and stationery costs. Lessor shall have the option to tender the Relocated Premises to Lessee on any date within a 30 day period prior to or after the Relocation Date, in which event the Relocation Date shall become the date of tender of possession of the Relocated Premises. From the Relocation Date through the expiration date of the Lease, the aggregate Base Rent for the Relocated Premises shall be the same as for the original Premises. Lessee’s failure to comply with these provisions shall constitute a Default hereunder.

50. Guaranty. Contemporaneously with the execution of this Lease, Douglas R. Kern (“Guarantor”), a principal of Lessee, is delivering to Lessor a guarantee all of the covenants, duties, and obligations of Lessee that accrue under this Lease pursuant to a Guaranty in the form attached hereto as Exhibit “D”.

IN TESTIMONY WHEREOF, the parties hereto have executed this Lease in multiple counterparts, each of which shall constitute an original but collectively shall constitute only one document, such execution to be effective on the date first above written.

LESSOR:
WOODLANDS VTO 2000 LAND, L.P.,
a Texas limited partnership
By: WOODLANDS VTO 2000 LAND G.P., L.L.C.,
its General Partner

By:	/s/ Michael Richmond
Name: Michael Richmond
Title: President and CEO

LESSEE:
APPLIED VETERINARY SYSTEMS, INC., a Delaware
Corporation

By:	/s/ Douglas R. Kern
Name: Douglas R. Kern
Title: President/CEO

EXHIBIT “A”

The Land

EXHIBIT “B”

Tenant Improvement Letter

ESFORMS\GTenant Improvement Add\3·20-01

(Lessee does work)

1.                                       Construction of Leasehold Improvements. Lessor shall provide, at Lessor’s expense and utilizing the services of Fretz Construction, tenant improvements consisting of 2 single-wide glass entry doors, 2 single-wide glass entry doors, side by side causing a double door entrywayand 1 loading dock. Lessee shall construct all other leasehold improvements required by Lessee for the Premises (“Tenant Improvements”).

2.                                       Construction Costs. Lessee shall be responsible for all costs associated with the construction of the Tenant Improvements. Lessee shall pay to Lessor the sum of $ 0, said amount to be Lessor’s administrative fee for construction management, including, but not limited to, review of the plans, drawings, and specifications for the Tenant Improvements, including the mechanical systems, and periodic inspections of the construction.

3.                                       Approval of Plans. All plans, drawings, and specifications for the Tenant Improvements (“Plans”) must be submitted, prior to commencement of construction of the Tenant Improvements, to Lessor for its prior. written approval, which approval shall not be unreasonably withheld. The Plans must be prepared by an architect licensed to practice in the State of Texas and Lessee’s architect must represent and warrant that the designs for the Premises embodied in the Plans submitted to Lessor on behalf of Lessee shall comply with all applicable building and life safety laws, rules, regulations and codes including, but not limited to, the Texas Elimination of Architectural Barriers Act, and all City of Houston building codes as adopted and modified by the Committee described in numbered paragraph 13 below. The Plans also must be provided as electronic files in .dwg, .dxf, or other Autodesk AutoCAD compatible format. Lessor shall not be liable for damages resulting from its approval or disapproval of the Plans or any action taken by Lessee. If Lessor fails to respond to Lessee’s request for approval within five (5) business days following Lessee’s submittal of all plans, drawings, specifications and other information requested by Lessor and Tenant is unable to complete the Tenant Improvements by October 1, 2001, and such failure constitutes the sole reason for such inability, then Tenant shall be entitled to an abatement of one (1) day of Base Rent for each day of such delay.

4.                                       Contractor. Lessee’s choice for the contractor to perform the construction of the Tenant Improvements shall be subject to Lessor’s prior, written approval, which approval shall be given at Lessor’s sole discretion. Upon its execution, Lessee shall provide to Lessor a copy of the contract for construction with the approved contractor. Lessor shall have no liability for review or failure to review such Contract. By its execution of this Lease, Lessor approves the selection by Lessee of Fretz Construction as its contractor.

5.                                       Lessor’s Liability. Lessee acknowledges that Lessor is not an architect or engineer. Accordingly, Lessor does not guaranty or warrant that the approved Plans will comply with all applicable laws, be free from errors or omissions, or result in construction of a safe place of habitation. nor that the Tenant Improvements will be free from defects or unsafe conditions and Lessor will have no liability therefor.

6. Electrical Service. The Lessee shall put electrical service in its own name before construction can commence. Requests for service should be made to Entergy. 1/800/840-4478.  If any charges are incurred by Lessor for electricity to the Premises after the commencement of construction. these charges will be reimbursed by Lessee.

7. Insurance. Prior to the commencement of construction of the Tenant Improvements. Lessee shall cause the contractor to provide to Lessor a certificate of insurance evidencing that the contractor has obtained the following insurance:

(a)                                  Workers Compensation Insurance in accordance with the laws of the State of Texas and Employers Liability Insurance with minimum limits of not less than the following:

Each Accident	$1,000,000
Disease Policy Limit	$1,000,000
Disease Each Employee	$250,000

(b)                                 Comprehensive General Liability

Combined single limit bodily injury and property damage

- each occurrence	$1,000,000
- aggregate	$1,000,000

Such insurance shall include the following:

(i) Premises - Operations

(ii) Contractor’s Protective Liability, covering all work sublet.

(iii) Completed Operations and Products Liability coverage, which shall be maintained for a minimum period of three years after final payment and Contractor shall continue to provide evidence of such coverage to Owner on an annual basis during such period.

(iv) Broad Form Property Damage

(v) Property Damage Liability Insurance which shall include coverage for Collapse and Underground.

(vi) Contractual Liability (Hold Harmless Coverage)

(vii) Personal Injury (with Employment Exclusion deleted. if applicable)

- aggregate	$1,000,000

(c)                                  Comprehensive Automobile Liability Insurance, with limits of liability of not less than the following:

Combined single limit bodily injury and property damage

- each occurrence	$1,000,000

Such coverage shall include owned, hired, and non-owned vehicles.

(d)                                 Umbrella Liability Insurance in an amount of not less than $2,000,000 providing limits of liability in excess of limits provided in (a), (b), and (c) above.

(e)                                  Builder’s Risk insurance for the complete replacement value of the Tenant Improvements.

All insurance policies arranged by the contractor shall contain a clause waiving any right of subrogation against Lessor. All insurance policies, except the policy listed in 7(a) above, shall name Lessor as an additional insured.

8.                                       Completion of Construction. Lessee shall cause the contractor to diligently pursue, until completion, the construction of the Tenant Improvements in accordance with the plans, drawings, and specifications approved by Lessor. Prior to the Commencement Date, Lessee shall provide to Lessor the following items:

(1)                                  an affidavit that payroll, bills for materials and equipment, and other indebtedness connected with the construction of the Tenant Improvements have been paid or otherwise satisfied;

(2)                                  properly executed releases and affidavits of payment establishing payment of the Lessee’s and the contractor’s obligations related to the construction of the Tenant Improvements; and

(3)                                  a complete list of all materialman, suppliers, and subcontractors supplying materials or work costing in excess of $5,000, including addresses, telephone numbers, and names of individuals to contact who are familiar with the portion of the construction of the Tenant Improvements accomplished by such entity.

(4)                                  if applicable, proof of approval from the Texas Department of Licensing and Regulation of the plans and specifications for the Tenant Improvements.

9.                                       Performance Standards. Lessee shall require that the contractor perform all labor in a workmanlike manner, in strict compliance with the Lease, including this Tenant Improvement Addendum, all applicable Federal, state, local, and agency laws, ordinances, and regulations, and according to the standard industry practice.

10.                                 Trash. Lessee shall require that the contractor shall clean the job site and haul away all accumulated trash and debris on a daily basis. The contractor shall supply its own trash receptacles and Lessor’s facilities shall not be for this purpose.

11.                                 Warranties. Lessee shall cause contractor to warrant to Lessor that materials and equipment furnished for construction of the Tenant Improvements will be of good quality and new unless otherwise required or permitted by the Lessee, that the Tenant Improvements will be free from defects not inherent in the quality required or permitted, and that the Tenant Improvements will conform with the requirements of the plans, drawings, and specifications approved by Lessor.

12.                                 INDEMNIFICATION. LESSEE HEREBY AGREES TO INDEMNIFY AND HOLD LESSOR HARMLESS FROM AND AGAINST AND TO REIMBURSE LESSOR WITH RESPECT TO ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS, AND EXPENSES (INCLUDING ATTORNEY’S FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, INCLUDING, WITHOUT LIMITATION, INJURY TO OR DEATH OF ANY PERSON, OR FOR DAMAGE TO ANY PROPERTY, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ASSERTED AGAINST OR INCURRED BY LESSOR AT ANY TIME AND FROM TIME TO TIME BY REASON OF OR ARISING OUT OF THE CONSTRUCTION OF THE TENANT IMPROVEMENTS BY LESSEE, LESSEE’S CONTRACTOR AND LESSEE’S SUBCONTRACTORS OR FROM LESSOR’S FAILURE TO COMPLY WITH THE TERMS OF THIS TENANT IMPROVEMENT ADDENDUM.

Additionally, Lessee shall discharge at once or bond or otherwise secure against all liens and attachments which are filed in connection with the construction of the Tenant Improvements by the contractor or any materialman, supplier, or subcontractor, and shall indemnify, protect, defend, and hold Lessor harmless from and against all claims, demands, causes of action, loss, damage, liability, costs, and expenses (including attorneys fees and court costs) relating to such liens and attachments.

13.                 The Woodlands Covenants and Standards. Lessee shall cause all construction to be in accordance with The Woodlands Covenants and the Commercial/Industrial Development Standards (“Standards”) adopted by the Committee under authority granted by The Woodlands Covenants, and any other applicable standards. The Woodlands Covenants shall mean and refer to:

• the Covenants, Restrictions, Easements, Charges and Liens of The Woodlands, which are imposed upon the Land and recorded in the Real Property Records of Montgomery County, Texas and which are substantially similar in form and substance as those recorded under:

•                                          County Clerk File No. 9210558 of the Real Property Records of Montgomery County, Texas (WCA)

•                                          County Clerk’s File No. 9348561 of the Real Property Records of Montgomery County, Texas (TWA)

the Declaration of Covenants and Restrictions of The Woodlands Commercial Owners Association which are imposed upon the Land and recorded in the Real Property Records of Montgomery County, Texas, and are substantially similar in for and substance as those recorded under County Clerk’s File No. 9357930.

“Committee” as used herein shall mean and refer to the committee organized pursuant to The Woodlands Covenants for the purpose of establishing rules, regulations, policies and procedures governing the improvement of property in The Woodlands.

Approval of plans by the Committee shall not entitle Lessee to rely thereon with respect to conformity with laws, regulations, codes, or ordinances, or with respect to the physical condition of The Property. Lessee hereby waives any claims, demands, or causes of action growing out of any plan approvals by the Committee.

14.                                 Approval of Improvements to the Premises. Lessee understands that when it performs any construction, renovation, modification, or alteration on the Premises which is expected to cost $50,000.00 or more, Lessee must (i) submit its plans and specifications to the Texas Department of Licensing and Regulation for its review and approval before commencing such work, (ii) provide evidence to Lessor of such submission to and approval by this department, and (iii) indemnify, defend, and hold Lessor harmless against any liability, claim, loss, damage or penalty (including court costs and reasonable attorneys fees and court costs) resulting from Lessee’s failure to comply with the Texas Elimination of Architectural Barriers Act, as amended from time to time, or its associated rules and regulations.

EXHIBIT C

TO LEASE AGREEMENT

RULES AND REGULATIONS

PASSAGE WAY OBSTRUCTION

The sidewalks, entries, passages, courts, corridors and stairways shall not be obstructed by any Lessee, its employees or agents, or used by them for purposes other than for ingress and egress to and from their respective Premises.

SIGNAGE

No sign, advertisement, display, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside of the Premises or inside, if visible from the outside, of the Building of which they form a part without the prior written approval of Lessor. All signs and notices of Lessee, so approved by Lessor, shall be maintained by Lessee in good and attractive condition at Lessee’s expense and risk. Lessor shall have the right to remove all signs erected in violation of this rule without notice to Lessee, at the expense of Lessee. Signage must comply with sign standards of The Woodlands Development Standards Committee, The Woodlands Development Review Committee or The Woodlands Community Standards Committee, whichever is applicable.

NOISE AND DISTURBANCE

No loud speakers, television sets, phonographs, radios, security systems, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Lessor.

Lessee shall not make or permit any noise or odor which Lessor deems objectionable or unpleasant to emanate from the Premises.

ANTENNAE AND AERIALS

No aerial or antenna, including, but not limited to, a satellite dish, shall be erected on the roof or exterior walls of the Premises or Building in which the Premises is a part, without, in each instance, the prior written consent of Lessor. Any aerial or antenna so installed without such written consent shall be subject to removal by Lessor without notice at any time.

USE OF PREMISES

No portion of the Premises shall be used for a purpose other than as permitted under the terms of this Lease. No portion of the Premises shall be used for living, sleeping, residential or lodging purposes.

FIRE PROTECTION

Lessee shall not do or permit anything to be done in the Premises, or in the common areas of the Building, or bring or keep anything therein, which will in any way increase the rate of, or make inoperative, fire insurance on the Building or property kept therein, or any other insurance policy carried by Lessor on the Building, or obstruct or interfere with the rights of other Lessees, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any county, state or federal authority. Should Lessee utilize flammable or combustible liquids, all such flammables and combustibles will be stored and maintained in OSHA approved cabinets.

PARKING

Lessee and Lessee’s employees shall park their cars only in those portions of the parking area designated for that purpose by Lessor.

All vehicles will be parked within striped lanes. Parking across the stripes or in unmarked areas, blocking of walkways, loading area, entrances or driveways will not be permitted. Should such a situation exist, Lessor, at its option, shall have the right to tow such vehicle away at the owner’s expense.

MAINTENANCE OF PREMISES

Lessee shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

No awning or other projections shall be attached to the outside walls of the Premises or the Building of which they form a part without, in each instance, the prior written consent of Lessor.

DELIVERIES AND MOVES

All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purpose by Lessor.

TRASH REMOVAL

All garbage, refuse and waste (“Waste Material”) shall be kept in the kind of container specified by Lessor, and shall be placed outside of the Premises, prepared for collection in the manner and at the times and places specified by Lessor. In no event shall Lessee dispose of Waste Material in public areas of the Building. If Lessor shall provide or designate a service for picking up Waste Material, Lessee shall use the same at Lessee’s cost, provided such cost shall be competitive to any similar service available to Lessee. Waste Material includes only solid waste generated by Lessee and specifically excludes, and Lessee agrees not to deposit in the place for collection, any radioactive, volatile, corrosive, highly flammable, explosive, infectious, biohazardous, toxic or hazardous material as defined by applicable federal, state, or local laws or regulations.

PEST CONTROL

Lessee shall use at Lessee’s cost such pest extermination contractors as Lessor may direct and at such intervals as Lessor may require, provided the cost thereof is competitive to any similar service available to Lessee.

ELECTRICAL AND TELEPHONE SERVICE

If Lessee desires telegraphic, telephonic or other electric connections, Lessor or its agents will direct the electricians as to where and how the wires may be introduced, and without such direction no boring or cutting for wires will be permitted. Access to any mechanical, electrical or telephone rooms must be approved by Lessor.

EXCESS TRASH DISPOSAL

In the event Lessee must dispose of crates, boxes, etc., which will not fit into a standard exterior trash container, it will be the responsibility of Lessee to dispose of same. In no event will Lessee set such items in the common areas of the Building. Lessor may provide a common trash receptacle for Lessee’s use.

WATER USAGE

The water closets and other water fixtures shall not be used for any purpose other than those for which they were intended, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

ALTERATIONS AND CONTRACTOR APPROVAL

All contractors and/or technicians performing any alterations for Lessee within the Premises must be referred to Lessor for approval and shall, prior to commencement, execute proper lien waivers.

NOTICE TO RENT SIGNS

Lessor may place on the windows or doors of the Premises, or upon the bulletin board, a notice “To Rent” for one month prior to the expiration of the Term of the Lease.

LOCKS AND KEYS

Lessor agrees to furnish Lessee two keys for the doors entering the Building, Lessee’s suite and each entry door therein. Any additional keys will be furnished at a charge by Lessor equal to its cost plus 15% overhead. No additional locks shall be placed upon any doors without the written consent of Lessor, nor shall any duplicate keys be made. All necessary keys shall be furnished by Lessor, and the same shall be surrendered upon the termination of this lease, and Lessee shall then give to Lessor or its agents explanation of the combination of all locks upon the doors of vaults.

UPKEEP OF PREMISES

All glass. locks and trimmings in or about the doors and windows. and all electric globes and shades belonging to the Building shall be kept whole, and whenever broken by the Lessee or its agents or invitees. shall be immediately replaced or repaired and put in order by Lessee under the direction and to the satisfaction of Lessor and on vacating Premises shall be left whole and in good repair.

SKYLIGHTS AND WINDOWS

No floors, skylights or windows that reflect or admit light into the corridors or passage-ways, or to any other place in the Building. shall be covered or obstructed by any Lessee. If Lessee desires blinds or window coverings, they must be of such shade, color, material and make as shall be prescribed by Lessor (and any awning proposed may be prohibited by Lessor).

ADDITIONAL RULES AND REGULATIONS

Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety care and cleanliness of the Building and its occupants and for the preservation of good order therein.

GUARANTY OF LEASE

THIS GUARANTY is given by DOUGLAS R. KERN (“Guarantor”), whose address is 64 Autumn Crescent, The Woodlands, TX  77381, in favor of WOODLANDS VTO 2000 LAND, L.P., a Texas limited partnership, with offices at 2201 Timberloch Place, The Woodlands, Texas (“Lessor”) as of this 20th day of August, 2001.

APPLIED VETERINARY SYSTEMS, INC., a Delaware corporation (“Lessee”) wishes to enter into a lease (“Lease”) with Lessor for 13,185 rentable square feet of floor space in a building known as Venture Technology Center XI located at 2700 Research Forest Blvd., Suite 180, The Woodlands, Texas; and

WHEREAS, Lessor has refused to enter into said Lease unless the obligations of Lessee under said Lease are guaranteed in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of Lessor entering into the Lease, dated this date and being executed simultaneously herewith, the Guarantor hereby agrees as follows:

1.                                       Guarantor unconditionally guarantees to Lessor and its successors and assigns the full and punctual performance and observance by Lessee of all of the terms, covenants and conditions to be kept, performed or observed by Lessee pursuant to the Lease. If at any time Lessee shall default in the performance or observance of any of the terms, covenants or conditions in the Lease and such default shall continue beyond any applicable grace or cure period provided for therein, Guarantor will promptly and fully keep, perform and observe the same in the place and stead of Lessee. Guarantor shall pay, reimburse and indemnify Lessor for all damages, costs, expenses, losses and other liabilities arising or resulting from Lessee’s failure to perform or satisfy the required terms. Guarantor does not waive notice of any breach or default by Lessee; however, Guarantor agrees that any notice given to Lessee c/o Guarantor at the address for notice set forth in the Lease also constitutes notice to Guarantor of any such breach or default. Guarantor assumes all responsibility for being and keeping itself informed of Lessee’s financial condition and assets and all other circumstances bearing upon the risk of nonperformance by Lessee under the Lease.

2.                                       Any act of the Lessor, or the successors or assigns of Lessor, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter or thing relating to the Lease, or the granting to Lessee of any indulgences or extensions of time of payment of any amount due from Lessee or the time of performance of any obligation of Lessee may be done without notice to, or assent from, the Guarantor and without releasing the obligations of the Guarantor.

3.                                       The obligations of the Guarantor hereunder shall not be released by Lessor’s receipt, application or release of the security deposit or any other collateral given for the performance and observance of covenants and conditions in the Lease contained on Lessee’s part to be performed or observed; nor by any modification of any of the terms or conditions of the Lease, but in case of any such modification the liability of the Guarantor, shall be deemed modified In accordance with the terms of any such modification of the Lease.

4.                                       The liability of Guarantor hereunder shall in no way be affected by a) the release or discharge of Lessee in any receivership, bankruptcy or other similar proceeding, b) the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee’s liability under the Lease resulting from the operation of any present or future provision of the National Bankruptcy Act, c) the rejection or disaffirmance of the Lease in any such proceeding, d) the assignment or transfer of the Lease by Lessee, or e) any disability or other defense of Lessee, f) the release or termination from any cause whatsoever of the liability of Lessee pursuant to the Lease.

5.                                       Until all the covenants and conditions in the Lease on the Lessee’s part to be performed and observed are fully performed and observed, the Guarantor: (a) shall have no right of subrogation against the Lessee by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Lessee by reason of anyone or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Lessee now or hereafter held by the Guarantor to the obligations of the Lessee to the Lessor under the Lease.

6.                                       This guaranty extends to any successor, assignee or Lessee of Lessee, to any extensions or renewals of the Lease, and any term established by reason of the holdover of Lessee or any assignee of Lessee.

7.                                       This guaranty is binding upon Guarantor. its legal representatives and assigns and is binding upon and shall inure to the benefit of Lessor, its successors and assigns. No assignment or delegation by Guarantor shall release Guarantor of its obligations under this guaranty. The term “Lessee” used in this guaranty includes also the first and any successive assignee or Lessee of Lessee.

8.                                       This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Lessor.

9.                                       This guaranty and the rights and obligations of the Lessee and of the Guarantor shall be governed and construed in accordance with the laws of the State of Texas, and it is further agreed that this contract is performable in Montgomery County, Texas, and the Guarantor waives the right to be sued elsewhere.

Guarantor has signed this guaranty on the date stated above.

/s/ DOUGLAS R. KERN
DOUGLAS R. KERN

EXHIBIT “E”

EXCLUSIONS FROM OPERATING EXPENSES

Notwithstanding anything in the Lease to the contrary, Lessor and Lessee agree that the following items shall be excluded from Operating Expenses:

1.     Capital expenditures in accordance with generally accepted accounting principles except that Operating Expenses shall include the costs (amortized over such period as Landlord shall determine, together with interest thereon at the Prime Rate adjusted daily on the unamortized balance thereof) of any capital improvement:

a.             which acts in any manner to reduce Operating Expenses;

b.             which is required under any governmental law, code or regulation passed or enacted on or after the effective date of this Lease;

c.             which is a replacement (as opposed to additions or new improvements) of items located in the common areas adjacent to the Building, the parking area and other facilities used in connection with the Building, or involving the exterior of the Building, including, but not limited to the roof and structural elements.

Prime Rate, as used herein, shall mean the varying per annum rate of interest which shall from day to day be equal to the per annum rate of interest then most recently established and announced by Chase Bank of Texas, N.A. as its prime lending rate of interest, with each such change in such per annum rate of interest to become effective on the effective date of each such change.

2.             Costs of correcting defects in the Building, the common areas adjacent thereto and the parking area and other facilities used in connection therewith, or the equipment used therein and the replacement of defective equipment to the extent such costs are covered by warranties of manufacturers, suppliers, or contractors, or are otherwise borne by parties other than Lessor, except that conditions resulting from ordinary wear and tear will not be deemed defects for the purpose of this category.

3.             Costs of bringing the Building, the common areas adjacent thereto and the parking area and other facilities used in connection therewith into compliance with building codes, laws, rules, regulations, ordinances, or any other governmental rules or requirements, including, without limitation, the Americans With Disabilities Act of 1990, which compliance was required prior to the effective date of this Lease.

4.             Costs of repairs or other work occasioned by fire, windstorm, or other casualty of an insurable nature, whether or not Lessor carries such insurance, and costs reimbursable to Lessor by governmental authorities in eminent domain or condemnation proceedings, except that the amount of any insurance deductible up to the amount of $25,000.00 shall be included in Operating Expenses.

5.             Any expenses or costs that, under generally accepted accounting principles attributable to losses due to uncollected rent or fees or reserves for bad debts.

6.             Any expenses that are or should be separately metered or billed directly to or separately paidby another lessee or other third party.

7.             Costs of preparation of space, including buildout, renovating, or otherwise improving, changing, decorating, or redecorating space, for new lessees, prospective lessees, or other occupants in the Building, or vacant space in the Building except for routine, periodic repair, and replacement not considered to be capital items under generally accepted accounting principles.

8.             Costs incurred in removing the property or improvements of former lessees or other occupants of the Building.

9.             Architectural fees, leasing commissions, attorneys’ fees, costs and disbursements, and ther expenses incurred in connection with negotiations or disputes with lessees, prospective lessees, or other occupants of the Building and any such expenses incurred in connection with this Lease.

10.           Specific costs incurred for third parties (including other lessees), including without limitation, above Building standard electrical and/or janitorial services, and other services above Building standard.

11.           All utility costs for which Lessee directly contracts with local utility companies.

12.           Costs incurred due to acts of Lessor, any other lessee, or other occupant of the Building causing an increase in the rate of insurance on the Building or its contents.

13.           Costs, fines, interest penalties, attorneys’ fees, and costs of litigation incurred due to late payment of taxes (except for penalties associated with Lessor’s good faith contest of real estate taxes), utility bills, ground rentals, or mortgage debt, and other such costs incurred by Lessor’s failure to make such payments when due.

14.           Penalties, fines, and other costs incurred due to violations or alleged violations by Lessor, any other lessee, or any third party of any laws, rules, regulations, codes, or ordinances. It is understood and agreed that Operating Expenses shall include costs to comply with laws, rules, regulations passed or enacted by the governmental authority on or after the effective date of this Lease.

15.           Costs incurred due to violations or alleged violations by Lessor, any other lessee, or other occupant of the Building of the terms and conditions of any lease or other rental arrangement covering space in the Building.

16.           Wages, salaries, and other compensation of any kind or nature paid to any executive employees above the grade of director of property management (manager) and any related overhead, administrative and general office expense other than the management fee specifically provided for in the Lease.

17.           Costs incurred in the operation of any concession serving the Building, including, without limitation, parking facilities.

18.           Compensation paid to clerks, attendants, and other persons in any concessions operated  by Lessor.

19.           Ground rentals, payment of principal and interest on debt (and other debt costs), amortization payments on any mortgage or mortgages executed by Lessor covering the   Building or the Land (or any portion thereof) (except to the extent that any of the foregoing may include payments or prepayments of insurance premiums or taxes that would be included in Operating Expenses if paid directly by Lessor), rental concessions, and negative cash flow guarantees.

20.           Costs incurred in connection with the sale, refinancing, mortgaging, or selling, or change   of ownership of the Building or the Land, including, without limitation, brokerage commissions, attorneys’ and accountants’ fees, loan brokerage fees, closing costs, interest charges and property transfer taxes.

21.           State, local, federal, personal and corporate income taxes measured by the income of Lessor from all sources or from sources other than rent alone; estate and inheritance taxes; franchise, succession and transfer taxes.

22.           All costs incurred by Lessor in connection with any dispute relating to the Lessor’s title to or ownership of the Building or the Land.

23.           Advertising and promotional expenditures.

24.           Costs and expenses in excess of $10,000.00 in the aggregate for owning, leasing, and maintaining sculpture, painting, and other works of art installed in and/or on the Building or the Land.

25.           Contributions to charitable organizations.

26.           Expenses and costs relating in any way whatsoever to the identification, testing,  monitoring and control, encapsulation, removal, replacement, repair, or abatement of any hazardous materials within the Building of the Land (a) which material was classified as Ahazardous@ prior to the effective date of this Lease and (b) was required to be removed, replaced, repaired or abated prior to the effective date of this Lease.

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is executed to be effective as of the 12th day of November, 2007 (the “First Amendment Effective Date”), by and between all those entities set forth on Exhibit “A” attached hereto and hereby incorporated herein for all purposes, each a Delaware limited liability company, as lessor (collectively, “Lessor”), successor from the original lessor, Woodlands VTO 2000 Land, L.P., a Texas limited partnership (“Original Lessor”), by an assignment or series of successive assignments, and,VGX PHARMACEUTICALS, INC. a Delaware corporation, as lessee (“Lessee”), successor from the original lessee, Applied Veterinary Systems, Inc., a Delaware corporation (“Original Lessee”), by an assignment or series of successive assignments.

W I T N E S S E T H:

WHEREAS, Original Lessor and Original Lessee executed that certain Lease Agreement dated as of August 20, 2001 (as amended, the “Lease”), pursuant to which Original Lessor leased to Original Lessee that approximately 13,185 net rentable square feet of floor space in a building known and referred to as Venture Technology Center XI Building, located at 2700 Research Forest Drive, The Woodlands, Montgomery County, Texas (as more particularly described in the Lease, the “Premises”), the term of which Lease commenced on October 1, 2001;

WHEREAS, Lessor succeeded to the interests of Original Lessor under the Lease by virtue of transfer (or a series of transfers) of the Premises ending with Lessor and an assignment (or series of assignments) of the lessor’s interest in the Lease ending with Lessor;

WHEREAS, Lessee succeeded to the interests of Original Lessee under the Lease by virtue of transfer (or a series of transfers) of the Premises ending with Lessee and an assignment (or series of assignments) of the lessee’s interest in the Lease ending with Lessee;

WHEREAS, Lessor and Lessee desire to amend the Lease to:  (i) extend the term of the Lease; (ii) provide for Lessee’s construction of certain “Modifications” (as herein defined) to the improvements located on the land; (iii) amend the rent due under the Lease; and (iv) make certain other modifications to the Lease as stated herein;

NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00), the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.             Defined Terms.  Reference is hereby made to the Lease.  Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Lease.  The provisions in this First Amendment shall control over any conflicting provisions in the Lease.

2.             Extension of Term.  The term of the Lease is extended to a date that is ten (10) years from November 1, 2007 (the “Extension Commencement Date”) (even though a portion thereof overlaps the existing term, this 10-year period is herein called the “Extended Term”).

3.             Use.  Commencing on the First Amendment Effective Date, Section 4 of the Lease shall be and hereby is amended, superseded and replaced, to read in its entirety as follows:

“4.           Use.        Lessee shall use the entire Premises solely for pharmaceutical manufacturing, standard research laboratory, general office and for such other purposes as are incidental or related thereto.  Lessee may maintain (for use by Lessee and its employees and incidental use by their invitees and visitors) in the Premises employee lunch rooms, employee coffee bars, research library, kitchens for the foregoing, printing and copying facilities, storage, telecommunications and data rooms, and any other facility or equipment utilized in the normal conduct of Lessee’s business and not inconsistent with the primary use of the Premises as a business office.”

4.             Adjustments to Base Rent.  Until the Extension Commencement Date, Lessee will continue to pay Base Rent (per Section 7 of the Lease) in the amount of $15,382.50 per month.  Notwithstanding anything in the Lease to the contrary, the Lease is hereby amended to provide that the Base Rent amount due from Lessee to Lessor during the remainder of the initial Term of the Lease following the Extension Commencement Date and during the Extended Term shall be as follows:

(a)           First twelve (12) months of the Extended Term:  $20,326.88 per month; and

(b)           Next twelve (12) months of the Extended Term (i.e., months 13-24 of the Extended Term):  $20,601.56 per month; and

(c)           Next twelve (12) months of the Extended Term (i.e., months 25-36 of the Extended Term):  $20,876.25 per month; and

(d)           Next twelve (12) months of the Extended Term (i.e., months 37-48 of the Extended Term):  $21,150.94 per month; and

(e)           Next twelve (12) months of the Extended Term (i.e., months 49-60 of the Extended Term):  $21,425.63 per month; and

(f)            Next twelve (12) months of the Extended Term (i.e., months 61-72 of the Extended Term):  $21,700.31 per month; and

(g)           Next twelve (12) months of the Extended Term (i.e., months 73-84 of the Extended Term):  $21,975.00 per month; and

(h)           Next twelve (12) months of the Extended Term (i.e., months 85-96 of the Extended Term):  $22,249.69 per month; and

(i)            Next twelve (12) months of the Extended Term (i.e., months 97-108 of the Extended Term):  $22,524.38 per month; and

(j)            Last twelve (12) months of the Extended Term (i.e., months 109-120 of the Extended Term):  $22,799.06 per month.

5.             Adjustments to Operating Cost Allowance.  Commencing on the Extension Commencement Date, the first sentence of Section 8 of the Lease shall be and hereby is amended, superseded and replaced, to read in its entirety as follows:

“Lessor agrees to pay all Operating Expenses (as defined in Section 10 below) (which includes the Management Fee described in Section 10) up to a maximum amount of the greater of actual Operating Expenses for the 2007 Fiscal Year grossed up to reflect a 95% occupancy level, or $5.93 per year for each square foot of rentable area in the Building (“Renewal Operating Cost Allowance”).”

Lessor and Lessee further agree that, in order to implement the foregoing amendment to the Operating Cost Allowance during the 2007 Fiscal Year, the Operating Cost Allowance for the 2007 Fiscal

Year shall be an amount equal to a blended rate of $3.00 per year for each square foot of rentable area in the Building for the first ten (10) months of the 2007 Fiscal Year and the Renewal Operating Cost Allowance for the last two (2) months of the 2007 Fiscal Year.

6.             Approved Alterations; Lessor’s Allowance.  The Lease is hereby amended to provide the following:

(a)           Lessee is hereby granted consent and approval from Lessor, as long as the work contemplated in this section is completed within two (2) years from the Extension Commencement Date, to make alterations or improvements to the Premises as described on Exhibit “B” attached hereto and incorporated herein by this reference (the “Approved Alterations”).  Construction of the Approved Alterations shall be performed in accordance with the terms, provisions and conditions of Exhibit “B-1” attached hereto.

(b)           Upon completion of all of the Approved Alterations by Lessee, Lessee shall give written notice thereof to Lessor accompanied by documentation establishing the amount expended for the Approved Alterations (“Verified Expenditures”), requesting payment by Lessor of the Verified Expenditures, which shall not to exceed ONE HUNDRED THIRTY-ONE THOUSAND, EIGHT HUNDRED FIFTY AND NO/100 DOLLARS ($131,850.00) in the aggregate (the “Allowance”).  Lessor and Lessee acknowledge and agree that the Verified Expenditures may include costs related to architectural and engineering fees related to the Approved Alterations and costs related to moving operations and personnel to the Premises.  Lessee shall submit a single draw request for all completed work on an AIA request for payment appropriately signed, accompanied by lien waivers for all completed work.  Lessee may not draw from the Allowance more than once.  Lessor may audit Lessee’s books, records and receipts should it desire to do so, at any time upon reasonable notice to Lessee, to further verify and confirm the Verified Expenditures made the subject of the draw.  Within twenty (20) days from the date of the request, as long as Lessee is not in material default of the Lease, Lessor will pay Lessee a cash sum equal to the lesser of the Verified Expenditures made the subject of the draw or the Allowance (the “Required Payment”).

(c)           Notwithstanding anything in the Lease to the contrary, Lessor shall in no way be responsible for (i) correction or repair of any defect in construction or design of the Approved Alterations (the same to be Lessee’s affirmative responsibility as an additional repair obligation of Lessee under the Lease), or (ii) any consequence to Lessee as a result of any defective design or construction of the Approved Alterations, including damage to Lessee property, loss of use of the Premises or interruption or loss of business activity of Lessee, and Lessee hereby releases Lessor from, and agrees to indemnify Lessor against, any claims, actions, losses, suits, costs and expenses arising out of any defective design or construction of the Additional Alterations made by Lessee or Lessee’s contractors, subcontractors, employees or agents.

7.             Lessor’s Limited HVAC Warranty.  Lessor agrees to make, at its expense, any necessary repair to or replacement of the current roof-top HVAC units serving the Premises for a period of one year after the First Amendment Effective Date.  Lessee agrees to give Lessor written notice of need for repairs to the roof-top HVAC units during the one-year repair warranty period.  Lessor shall not be in default of the Lease or otherwise liable in any way to Lessee or any third party by reason of the foregoing roof-top HVAC units being or becoming out of repair until Lessor has been notified in writing by Lessee of the necessity of repair by Lessee and has had reasonable opportunity to repair the same.  Notwithstanding the above, Lessor agrees to make any necessary repairs or replacements as soon as commercially reasonable.  After the expiration of the one (1) year warranty period, Lessee will be responsible for any and all maintenance costs and repair costs related to the HVAC system.

8.             Subordination.  Commencing on the First Amendment Effective Date, the second paragraph of Section 21 of the Lease shall be and hereby is amended, superseded and replaced, to read in its entirety as follows:

“Lessor agrees to use reasonable efforts to secure and deliver to Lessee a commercially reasonable non-disturbance agreement from and executed by Lessor’s mortgagee (“Mortgagee”), for the benefit of Lessee whereby, as a condition to any attornment or subordination by Lessee to Lessor’s mortgagee, Lessee shall not be disturbed in its possession of the Premises or its rights under the Lease so long as Lessee is not in default under the Lease.  Lessee acknowledges and agrees that a form of non-disturbance agreement (an “SNDA Agreement”), acceptable to Lessee is attached hereto as Attachment I; provided, however, that Lessee acknowledges and agrees that any future SNDA Agreement may contain, among other terms and conditions (a) any provision (or the substantial equivalent thereof) contained in any previous SNDA Agreement executed by Lessee (or any predecessor lessee hereunder), (b) a provision requiring that notices of Lessor default be given to the Mortgagee and the Mortgagee allowed a reasonable time in addition to Lessor’s cure period hereunder to cure such default before Lessee shall be entitled to take its remedies hereunder or by law, (c) a provision stating that the terms of the Mortgagee’s mortgage govern over any conflicting provision of this Lease pertaining to the Mortgagee’s obligation to make insurance or condemnation proceeds available for reconstruction of any part of the Premises, (d) provisions by which such Mortgagee or successor-in-interest upon foreclosure is agreed not to be bound by (excepting those provisions of a continual nature with respect to the maintenance or repairs of the Property and Premises to the extent first arising after the date such Mortgagee or successor-in-interest obtains title to the Premises) (i) any payment of rent or additional rent for more than one (1) month in advance, including prepayment in the nature of security for the performance by Lessee of its obligations under this Lease (unless actually received by such successor in interest), (ii) any amendment or modification of this Lease (or implied waiver of Lessee’s obligations) made without the written consent of such trustee or such beneficiary or such successor in interest, (iii) any representations or defaults by any prior Lessor, and (iv) any other commercially reasonable matters that such Mortgagee is not directly responsible for causing, as such Mortgagee may specify, and/or (e) such other provisions and protections as such Mortgagee may request that are reasonably customary in the commercial mortgage lending community at the time.”

9.             Assignment by Lessee.  Commencing on the First Amendment Effective Date, Section 33 of the Lease shall be and hereby is amended, superseded and replaced, to read in its entirety as follows:

“33.         Assignment by Lessee.  Lessee shall not, without Lessor’s prior written consent in each instance, such consent shall not unreasonably withheld, conditioned or delayed, convey, assign or encumber this Lease or any interest herein, directly or indirectly, voluntarily or by operation of law, including the merger or conversion of Lessee with or into another entity, or sublet all or any portion of the Premises, or permit the use or occupancy of any part of the Premises by anyone other than Lessee (collectively, “Transfer”).  Except as otherwise hereinafter set forth, if Lessee is other than an individual, any change in “control” of Lessee shall constitute a Transfer, and the surviving party in control shall be the Transferee.  “Control” means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.  Conversely, Lessee shall not sublease space from, or assume the lease obligations of, another lessee in the Project without Lessor’s prior written consent, such consent shall not be unreasonably withheld, conditioned or delayed.  Following any Transfer, Lessee (and any guarantors) shall remain fully liable under this Lease, as then or thereafter amended with or without notice to or consent of Lessee (or any guarantors), and Lessor may proceed directly under this Lease against Lessee (or any guarantor) without first proceeding against any other party.  Lessee shall give Lessor written notice of any proposed Transfer at least 15 days prior to the anticipated effective date of the proposed Transfer, which notice shall include a complete detailed written description of the Transfer, the name, address, business and intended use of the Transferee; a current audited financial statement for the Transferee certified by a recognized accounting firm; a copy of the proposed Transfer document; appropriate evidence of the existence, good standing and signature authority of the Transferee in the state that the Land is located in; and such other pertinent information as Lessor reasonably requests, together with Lessor’s then-quoted Transfer processing fee as stipulated under the last paragraph of this section.  If the proposed Transferee is subject to any new requirements under applicable law (including the Americans with Disabilities Act of 1990) affecting the Premises, (i) Lessee shall be liable for any costs or expenses to comply with such requirements, and (ii) to the extent such requirements require alterations, Lessee shall deliver for Lessor’s approval plans and specifications complying with such additional requirements and acceptable security assuring timely, lien-free completion of construction.  If the aggregate consideration, including Base Rent, after deductions are made for concessions, tenant improvement costs and lease commissions incurred as a result of procuring such Transfer, paid to Lessee for a Transfer exceeds that payable by Lessee under this Lease (prorated according to the Transferred interest), then Lessee shall, within 15 days after receipt, pay 50% of such excess to Lessor.

“Within 15 days after receipt of all required Transfer information, Lessor shall give Lessee written notice of its election (i) to consent to the Transfer; or (ii) to terminate this Lease as of the effective date of the Transfer as to the space covered by such Transfer for the remainder of the Term, in which event Lessee shall be relieved of its obligations accruing after the termination date with respect to the terminated interest (provided, however, that Lessee shall have the right, for a period of 5 days following the giving by Lessor of its decision to terminate this Lease to rescind its request for consent to a Transfer); or (iii) not to consent to the Transfer, in which event this Lease shall continue in full force and effect.  If Lessor fails to timely make such election, Lessor shall be deemed to have elected option (iii) above.  Any Transfer occurring without Lessor’s consent, which shall not be unreasonably withheld, conditioned or delayed, shall be void and shall constitute a Default hereunder.  In any event, all renewal and expansion options and other preferential rights under this Lease are personal to the original Lessee under this Lease and shall not be exercisable by any Transferee unless such conveyance is approved and consented to by Lessor in its sole and absolute discretion.  Neither Lessor’s acceptance of any name for listing on the Building directory or other signage, nor Lessor’s acceptance of rent from any Transferee, shall be deemed, or substituted for, Lessor’s consent to a Transfer.

“Lessor agrees not to unreasonably withhold, delay or condition its consent to any assignment of this Lease or sublease of the entirety of the Premises, provided that the proposed Transferee is (A) creditworthy defined as having a comparable net worth to that of Lessee as of the Extension Commencement Date, (B) an entity of good standing in its particular state of incorporation, (C) will use the Premises for only the use permitted in Section 4 of this Lease, and (D) not then an occupant of the Building or a person or entity with whom Lessor is then negotiating to lease space in the Building for which Lessor has reasonably comparable space available in the Building to accommodate such proposed Transferee’s space needs.  Additionally, notwithstanding anything to the contrary or apparent set forth in this Lease, (Y) a transfer of “control” of Lessee occurring as a result of a merger of Lessee into another entity shall not constitute a Transfer requiring Lessor’s consent so long as, within a period of thirty (30) days following such merger, Lessee (or the surviving entity) provides Lessor with written notice of such merger accompanied by a copy of the merger documents filed with the Secretary of State of the State of Delaware if applicable, and (Z) any Transfer to any entity which controls, is controlled by, or is under common control with, Lessee shall not constitute a Transfer requiring Lessor’s consent so long as, within a period of thirty (30) days following such Transfer, Lessee (or the Transferee) provides Lessor with written notice of such Transfer accompanied by a copy of all documents effecting such Transfer.

“Notwithstanding anything contained herein to the contrary, Lessor shall not be obligated to entertain or consider any request of Lessee to consent to any proposed assignment of this Lease or sublease of all or any part of the Premises unless each request by Lessee is accompanied by a nonrefundable fee payable to Lessor in the amount of $500.00 to cover Lessor’s administrative, legal, and other costs and expenses incurred in processing each of Lessee’s requests.  Neither Lessee’s payment nor Lessor’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Lessor to consent to Lessee’s request.”

10.           Notices.  Commencing on the First Amendment Effective Date, Section 35 of the Lease shall be and hereby is amended, superseded and replaced, to read in its entirety as follows:

“35.         Notices.  Any notice required or permitted to be given pursuant to the terms of this Lease shall be sent by certified or registered U.S. mail return receipt requested, hand delivery or nationally recognized overnight courier, if to Lessor, at 4545 Post Oak Place, Suite 200, Houston, Texas 77027, Attn:  Property Management, with a copy to Boyar & Miller, 4265 San Felipe, Suite 1200, Houston, Texas 77027, Attn:  Timothy J. Heinrich, and if to Lessee, at 2700 Research Forest Dr., Suite 180, The Woodlands, Texas 77381, Attn: Gene Kim, with a copy to PalermoBarr, Commercial Real Estate Advisors, 10200 Grogan’s Mill Road, Suite 550, The Woodlands, Texas  77380, Attn: Damon Palermo.  The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided, and such address changes shall be effective within five (5) days of receipt of such notice.  A notice shall be deemed given and received (i) if by certified or registered mail, on the 3rd business day following deposit in the U.S. Mail; (ii) if by hand delivery, upon tender of delivery; and (iii) if by overnight courier, the first (1st) business day following deposit.”

11.           Relocation.  Commencing on the First Amendment Effective Date, Section 49 of the Lease shall be and hereby is omitted and deleted in its entirety.

12.                                 Renewal Option.  Lessee shall have an option to renew the term of the Lease in accordance with the terms and conditions set forth in Exhibit “C” attached hereto and made a part hereof for all purposes.

13.                                 Preferential Lease Right. Lessee shall have the preferential right to lease certain space in the Building in accordance with the terms and conditions set forth in Exhibit “D” attached hereto and made a part hereof for all purposes.

14.                                 Early Termination Right.  Lessee shall have the option to terminate the Lease, but only in strict accordance with the terms and conditions set forth in Exhibit “E” attached hereto and made a part hereof for all purposes.

15.                                 Estoppel Certifications.  Lessee hereby acknowledges and certifies to Lessor that:  (a) as of the First Amendment Effective Date, Lessor is not in default under the Lease and Lessor has fully performed all of its obligations and responsibilities under the Lease, and Lessor is not in default of the Lease; (b) there is no existing sublease of the Premises or any part thereof and Lessee has not assigned the Lease or any right or interest therein, either directly or indirectly; (c) Lessee has received no notice and has no knowledge of any violation of any law, ordinance or regulation pertaining to the Premises; (d) Lessee has paid in full for any labor and materials provided to improve, alter, repair or modify the Premises, and no right of lien has been claimed or asserted against Lessee or the Premises in regard to any such work authorized by Lessee; (e) the Lease is not amended, either orally or in writing or by course of conduct or otherwise; (f) Lessee has expended no monies for which it claims any right of offset or abatement under the Lease; and (g) Lessee’s current sole address for notice and/or billing under the Lease is:  2700 Research Forest Dr., Suite 180, The Woodlands, Texas 77381, Attn: Gene Kim, with a copy notice to Palermo Barr, Commercial Real Estate Advisors, 10200 Grogan’s Mill Road, Suite 550, The Woodlands, Texas  77380, Attn: Damon Palermo.  But for these acknowledgements and certifications of Lessee, Lessor would not enter into this First Amendment.

16.                                 Amendments.  This First Amendment sets forth the entire understanding of Lessor and Lessee in connection with amending the Lease.  Except as otherwise expressly amended herein, the Lease remains in full force and effect in accordance with its terms.

17.                                 Binding Agreement.  This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns.  This First Amendment is not binding until executed and delivered by Lessor and Lessee.

18.                                 Severability.  If any provision of this First Amendment, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this First Amendment and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by applicable law.

19.                                 Counterparts.  This First Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement.  Execution and delivery of this First Amendment by facsimile transmission is binding the same as if original signed copies had been exchanged by the parties hereto.

20.                                 Brokers.  Lessee and Lessor each hereby represents to the other that it has not been represented by, has not engaged, and has not involved in this transaction any broker, agent or other commissionable party in connection with or relating to the transaction described in this First Amendment, except Palermo REI, LP d/b/a PalermoBarr, Commercial Real Estate Advisors (“Lessee’s Broker”), and except involvement of Lessor’s broker, for which Lessor is solely responsible.   Within ten (10) days after the Extension Commencement Date and provided that Lessee is not then in default under the Lease, but only if such conditions are satisfied, Lessor agrees to pay Lessee’s Broker an amount equal to four percent (4%) of the aggregate Base Rent to be paid by Lessee to Lessor during the Extension Term.  Lessee and Lessor each agrees to indemnify, defend and hold harmless the other party from and against any and all claims, suits, actions, proceedings, judgments, liabilities, losses, expenses and costs, including without limitation, costs of court, litigation expense, and reasonable attorney’s fees, resulting from or arising out of any breach of its foregoing representation, or by any claim by any broker asserting a claim contrary to its above representation (or, in the case of the indemnity by Lessor, any claims by the broker it has engaged, if any, and any claim by Lessee’s Broker for the commission Lessor has agrees to pay as set forth above when the same is in fact due and payable).

21.                                 Amendment Not Binding on Lessor UNLESS Executed and Delivered by Lessor.  Nothing in this First Amendment constitutes an offer or agreement of Lessor unless and until Lessor has executed this First Amendment and returned one (1) fully executed original to Lessee after it has been signed and delivered by Lessee.  Lessee shall not rely on the drafting of this First Amendment by Lessor (or Lessor’s request for Lessee to execute and submit the same to Lessor) as constituting an agreement to allow modification of the Lease, and until the execution and return of this First Amendment by Lessor to Lessee, Lessee shall be responsible and liable for performance of the Lease without regard to the proposed terms of this First Amendment.  Lessee acknowledges that Lessor has not made any verbal agreements with or given any verbal assurance to Lessee, of any nature or kind, with regard to Lessor’s willingness to enter into this First Amendment, and it has not relied on any such anticipated signature of Lessor hereon.

22.                                 Guaranty.  Lessor and Lessee hereby acknowledge and agree that the Guaranty of Lease, dated August 20, 2001, between CREEKSTONE WOODLANDS, LLC, a Texas limited liability company, as Lessor, successor from the original lessor, Woodlands VTO 2000 Land, L.P., a Texas limited partnership, by an assignment or series of successive assignments, and DOUGLAS R. KERN, an individual, no longer applies and is hereby deleted in its entirety.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment on the date across from their respective signatures, below, to be effective as of the First Amendment Effective Date.

LESSOR:

Date:	11/12, 2007	/s/ Michael F. Preston
MICHAEL F. PRESTON, President of
Creekstone Management GP, L.L.C., a
Delaware limited liability company, general
partner of Creekstone Management, L.P.,
a Texas limited partnership,
acting solely in its capacity as
attorney-in-fact of Lessor

Acknowledged and agreed:

CREEKSTONE WOODLANDS, LLC, a Delaware limited liability company

		By:	Creekstone Woodlands Holdings, LLC,
a Delaware limited liability company,
its managing member

Date:	11/12, 2007		By:	/s/ Michael F. Preston

			Name:	MICHAEL F. PRESTON
			Title:	President

LESSEE:

VGX PHARMACEUTICALS, INC., a Delaware corporation

Date:	10/26, 2007	By:	/s/ J. J. Kim

		Name:	J. J. Kim

		Title:	President& CEO

EXHIBIT “A”

TENANTS-IN-COMMON

Creekstone Woodlands, LLC

Creekstone Woodlands 1, LLC

Creekstone Woodlands 2, LLC

Creekstone Woodlands 5, LLC

Creekstone Woodlands 6, LLC

A-1

EXHIBIT “B”

APPROVED ALTERATIONS

EXHIBIT “B-1”

CONSTRUCTION OF APPROVED ALTERATIONS

1.                                       [Intentionally Deleted.]

2.                                       [Intentionally Deleted.]

3.                                       Approval of Plans.  All plans, drawings, and specifications for the Approved Alterations (“Plans”) must be submitted, prior to commencement of construction of the Approved Alterations, to Lessor for its prior, written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The Plans must be prepared by an architect licensed to practice in the State of Texas and selected by Lessee, subject to Lessor’s reasonable approval.  Lessee’s architect must represent and warrant that the designs for the Approved Alterations embodied in the Plans submitted to Lessor on behalf of Lessee shall comply with all applicable building and life safety laws, rules, regulations and codes including, but not limited to, the Americans with Disabilities Act, the Texas Elimination of Architectural Barriers Act, and all City of Houston building codes as adopted and modified by the Committee described in numbered paragraph 13 below.  The Plans also must be provided as electronic files in .dwg, .dxf or other Autodesk Auto CAD compatible format.  Lessor shall not be liable for damages resulting from its approval or disapproval of the Plans or any action taken by Lessee.  If Lessor fails to respond to Lessee’s request for approval within five (5) business days following Lessee’s submittal of all plans, drawings, specifications and other information requested to Lessor, then such request for approval shall be deemed approved.

Due to the age of construction of the existing improvements, no current asbestos survey is required.  However, Lessor shall supply Lessee summary pages from the third party Phase I report Lessor received during Lessor’s due diligence prior to the Extension Commencement Date.

4                                          Contractor.  Lessee shall bid the Lessor-approved construction documents to not less than three (3) general contractors mutually acceptable to Lessor and Lessee.  Lessee shall choose the general contractor, with Lessor’s consent, which consent shall not be unreasonably withheld, delayed or

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conditioned, to construct the Approved Alterations and Lessee shall promptly enter into a construction agreement with the chosen general contractor.  Upon its execution, Lessee shall provide to Lessor a copy of the contract for construction with the approved contractor.  Lessor shall have no liability for review or failure to review such contract.

5.                                       Lessor’s Liability.  Lessee acknowledges that Lessor is not an architect or engineer.  Accordingly, Lessor does not guaranty or warrant that the approved Plans will comply with all applicable laws, be free from errors or omissions, or result in construction of a safe place of habitation, nor that the Approved Alterations will be free from defects or unsafe conditions and Lessor will have no liability therefor.

6.                                       Electrical Service.  [Intentionally Deleted.]

7.                                       Insurance.  Prior to the commencement of construction of the Approved Alterations, Lessee shall cause the contractor to provide to Lessor a certificate of insurance evidencing that the contractor has obtained the following insurance:

(a)                                  Workers Compensation Insurance in accordance with the laws of the State of Texas and Employers Liability Insurance with minimum limits of not less than the following:

Each Accident	$1,000,000

Disease Policy Limit	$1,000,000

Disease Each Employee	$250,000

(b)                                 Comprehensive General Liability

Combined single limit bodily injury and property damage

- each occurrence	$1,000,000

-aggregate	$1,000,000

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Such insurance shall include the following:

(i)                                     Premises – Operations

(ii)                                  Contractor’s Protective Liability, covering all work sublet.

(iii)                               Completed Operations and Products Liability coverage, which shall be maintained for a minimum period of three years after final payment and Contractor shall continue to provide evidence of such coverage to Owner on an annual basis during such period.

(iv)                              Broad Form Property Damage

(v)                                 Property Damage Liability Insurance, which shall include coverage for Collapse and Underground.

(vi)                              Contractual Liability (Hold Harmless Coverage)

(vii)                           Personal Injury (with Employment Exclusion deleted, if applicable)

-aggregate	$1,000,000

(c)                                  Comprehensive Automobile Liability Insurance, with limits of liability of not less than the following:

Combined single limit bodily injury and property damage

-each occurrence	$1,000,000

Such coverage shall include owned, hired and non-owned vehicles.

(d)                                 Umbrella Liability Insurance in an amount of not less than $2,000,000 providing limits of liability in excess of limits provided in (a), (b) and (c) above.

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(e)           Builder’s Risk insurance for the complete replacement of the Approved Alterations.

All insurance policies arranged by the contractor shall contain a clause waiving any right of subrogation against Lessor.  All insurance policies, except the policy listed in 7(a) above, shall name Lessor as an additional insured.

8.             Completion of Construction.  Lessee shall cause the contractor to diligently pursue, until completion, the construction of the Approved Alterations in accordance with the plans, drawings, and specifications approved by Lessor.  Within seventy-five (75) days following substantial completion of the Approved Alterations, Lessee shall provide to Lessor the following items:

(1)           a complete architectural and engineered set of documents describing the scope of work;

(2)           an affidavit that payroll, bills for materials and equipment, and other indebtedness connected with the construction of the Approved Alterations have been paid or otherwise satisfied;

(3)           properly executed releases and affidavits of payment establishing payment of the Lessee’s contractor’s obligations related to the construction of the Approved Alterations;

(4)           a complete list of all materialmen, suppliers, and subcontractors supplying materials or work costing in excess of $5,000, including addresses, telephone numbers, and names of individuals to contact who are familiar with the portion of the construction of the Approved Alterations accomplished by such entity;

(5)           if applicable, proof of approval from the Texas Department of Licensing and Regulation of the plans and specifications for the Approved Alterations; and

(6)           a warranty book and any other customary and reasonable information that is requested by the Lessor.

9.             Performance Standards.  Lessee shall require that the contractor perform all labor in a workmanlike manner, in strict compliance with the Lease, including this Exhibit “B-1”, all applicable Federal, state, local and agency laws, ordinances, and regulations, and according to the standard industry practice.  Lessor shall have the right to supervise all “base building” and other construction related activities affecting the plumbing and structural systems of the building.  Due to the laboratory nature of the Approved Alterations, Lessee shall have the right to “self-perform” any design and renovation construction work once the plans for such work are approved by Lessor (such approval shall not be unreasonably withheld, delayed or denied).  Lessee shall not use any materials containing asbestos or hazardous substances unless these substances are incorporated within construction materials approved for such use by the Environmental Protection Agency.

10.           Trash.  Lessee shall require that the contractor clean the job site and deposit all accumulated trash and debris on a daily basis in the designated construction dumpster(s).  The contractor shall supply its own trash receptacles and Lessor’s facilities shall not be for this purpose.

11.           Warranties.  Lessee shall cause contractor to warrant to Lessor that materials and equipment furnished for construction of the Approved Alterations will be of good quality and new unless otherwise required or permitted by the Lessor, that the Approved Alterations will be free from defects not inherent in the quality required or permitted, and that the Approved Alterations will conform with the requirements of the plans, drawings, and specifications approved by Lessor.

12.           INDEMNIFICATION.  LESSEE HEREBY AGREES TO INDEMNIFY AND HOLD LESSOR HARMLESS FROM AND AGAINST AND TO REIMBURSE LESSOR WITH RESPECT TO ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS, AND EXPENSES (INCLUDING ATTORNEY’S FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, INCLUDING, WITHOUT LIMITATION, INJURY TO OR DEATH OF ANY PERSON, OR FOR DAMAGE TO ANY PROPERTY, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ASSERTED AGAINST OR INCURRED BY LESSOR AT ANY TIME AND FROM TIME TO TIME BY REASON OF OR ARISING OUT OF THE CONSTRUCTION OF THE APPROVED ALTERATIONS BY LESSEE, LESSEE’S CONTRACTOR AND LESSEE’S SUBCONTRACTORS OR FROM LESSOR’S FAILURE TO COMPLY WITH THE TERMS OF THIS EXHIBIT “B-1”.

Additionally, Lessee shall discharge as soon as commercially reasonable (but in no event later than any date specified in any mortgage indebtedness secured by the Premises), or bond or otherwise secure against all liens and attachments which are filed in connection with the construction of the Approved Alterations by the contractor or any materialman, supplier, or subcontractor, and shall indemnify, protect, defend and hold Lessor harmless from and against all claims, demands, causes of action, loss, damage, liability, costs and expenses (including attorneys fees and court costs) relating to such liens and attachments.

13.           The Woodlands Covenants and Standards.  Lessee shall cause all construction to be in accordance with The Woodlands Covenants and the Commercial/Industrial Development Standards (“Standards”) adopted by the Committee under authority granted by The Woodlands Covenants, and any other applicable standards.  The Woodlands Covenants shall mean and refer to:

•      the Covenants, Restrictions, Easements, Charges and Liens of The Woodlands, which are imposed upon the Land and recorded in the Real Property Records of Montgomery County, Texas, and which are substantially similar in form and substance as those recorded under (i) County Clerk File No. 9210558 of the Real Property Records of Montgomery County, Texas (WCA); and (ii) County Clerk’s File No. 9348561 of the Real Property Records of Montgomery County, Texas (TWA).

•      the Declaration of Covenants and Restrictions of The Woodlands Commercial Owners Association which are imposed upon the Land and recorded in the Real Property Records of Montgomery County, Texas, and are substantially similar in form and substance as those recorded under County Clerk’s File No. 9357930 of the Real Property Records of Montgomery County, Texas.

“Committee” as used herein shall mean and refer to the committee organized pursuant to The Woodlands Covenants for the purpose of establishing rules, regulations, policies and procedures governing the improvement of property in The Woodlands.

Approval of plans by the Committee shall not entitle Lessee to rely thereon with respect to conformity with laws, regulations, codes or ordinances, or with respect to the physical condition of the Property.  Lessee hereby waives any claims, demands, or causes of action growing out of any plan approvals by the Committee.

14.           Approval of Improvements to the Premises.  Lessee understands that when it performs any construction, renovation, modification or alteration on the Premises which is expected to cost $50,000.00 or more, Lessee must (i) submit its plans and specifications to the Texas Department of Licensing and Regulation for its review and approval before commencing such work, (ii) provide evidence to Lessor of such submission to and approval by this department, and (iii) indemnify, defend and hold Lessor harmless against any liability, claim, loss, damage or penalty (including court costs and reasonable attorneys fees and court costs) resulting from Lessee’s failure to comply with the Texas Elimination of Architectural Barriers, as amended from time to time, or its associated rules and regulations.

EXHIBIT “C”

RENEWAL OPTIONS

(a)           Provided that (i) the Lease is in full force and effect as of the date of the applicable Renewal Notice (as such term is hereinafter defined), and (ii) Lessee shall not be in default beyond any applicable notice and cure period under the Lease, Lessee shall have the option to extend the Term of the Lease for two (2) additional terms of five (5) years each (each, a “Renewal Term”), commencing on the day after the expiration of the initial term of this Lease or the day after the expiration of the first Renewal Term, as applicable (each, an “Expiration Date”).  Lessee’s option with respect to a Renewal Term shall be exercisable by written notice (the “Renewal Notice”), to Lessor given not more than eight (8) months nor less than four (4) months prior to the applicable Expiration Date.  Each Renewal Term shall constitute an extension of the Term of the Lease and shall be upon all of the same terms and conditions as the initial Term, except that (i) there shall be no further option to renew the Term of the Lease after the expiration of the second Renewal Term, (ii) Lessor shall not be required to furnish any materials or perform any work to prepare the Premises for Lessee’s occupancy and Lessor shall not be required to make any Allowance or reimburse Lessee for any improvements made or to be made by Lessee, or grant Lessee any rent concession, and (iii) the Base Rent for each Renewal Term shall be as determined pursuant to the provisions of (b), (c) and (d), below, and shall commence on the first day of the applicable Renewal Term.

(b)           The annual Base Rent for the Premises for each Renewal Term shall be an amount equal to ninety-five percent (95%) of the Market Rental Rate.  “Market Rental Rate” means the effective rental rate (as of the first day of the applicable Renewal Term) for comparable space in Class “A”, single story flex buildings in the Research Forest area of The Woodlands, Texas that a willing lessee would pay and a willing lessor would accept for the Premises during the applicable Renewal Term, in arms length, bona fide negotiations, for a new lease of the Premises, based upon other lease transactions made in the Building and other comparable office buildings in The Woodlands submarket, taking into consideration all relevant terms and conditions of any comparable leasing transactions, including, without limitation:  (i) location, quality and age of the building; (ii) use and size of the space in question; (iii) location and/or floor level within the building; (iv) extent of leasehold improvement allowances; (v) the amount of any abatement of rental or other charges; parking charges or inclusion of same in rental; (vi) lease takeovers/assumptions; (vii) club memberships; (viii) relocation allowances; (ix) refurbishment and repainting allowances; (x) any and all other concessions or inducements; (xi) extent of services provided or to be provided; (xii) distinction between “gross” and “net” lease; (xiii) base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate taxes); (xiv) any other adjustments (including by way of indexes) to base rental; (xv) credit standing and financial stature of the tenant; and (xvi) length of term.  As used herein, “effective rental rate” means the stated net base rental rate (i.e., the base rental exclusive of any “expense stop” or “base year” operating expense amount).

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(c)           If Lessee timely exercises the renewal option pursuant to this Exhibit “C”, Lessor shall notify Lessee (the “Rent Notice”), not later than 30 days after receipt of the Renewal Notice, of Lessor’s determination of the Market Rental Rate (“Lessor’s Determination”).  Lessee shall notify Lessor (“Lessee’s Notice”), within 30 days after Lessee’s receipt of the Rent Notice, whether Lessee accepts or disputes Lessor’s Determination, and if Lessee disputes Lessor’s Determination, Lessee’s Notice shall set forth Lessee’s determination (“Lessee’s Determination”) of the Market Rental Rate.  If Lessee fails to give Lessee’s Notice within such 30 day period, Lessee shall be deemed to have accepted Lessor’s Determination.

(d)           If Lessee timely disputes Lessor’s Determination, and Lessor and Lessee fail to agree as to the Market Rental Rate within 30 days after the giving of Lessee’s Notice, then the Market Rental Rate shall be determined as follows:  An MAI member of the Houston chapter of the Appraisal Institute (the “Baseball Arbitrator”), shall be selected and paid for jointly by Lessor and Lessee.  If Lessor and Lessee are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association (the “AAA”).  The Baseball Arbitrator selected by the parties or designated by the AAA shall have at least five years experience in (i) the leasing of first class office space in The Woodlands, Texas, or (ii) the appraisal of Class “A” office buildings in The Woodlands, Texas.  Lessor and Lessee shall each submit to the Baseball Arbitrator, and to the other, Lessor’s Determination and Lessee’s Determination of the Market Rental Rate of the Premises.  The Baseball Arbitrator shall determine which of the two rent determinations more closely represents the Market Rental Rate of the Premises.  The Baseball Arbitrator may not select any other rental value for the Premises other than one submitted by Lessor or Lessee.  The determination of the party so selected or designated shall be binding upon Lessor and Lessee and shall serve as the basis for the determination of the Base Rent payable for the Renewal Term, subject to further adjustment as provided in the Lease.  After a determination has been made of the Market Rental Rate, the parties shall execute and deliver an instrument setting forth the Market Rental Rate, but the failure to so execute and deliver any such instrument shall not affect the determination of Market Rental Rate.

(e)           If Lessee disputes Lessor’s Determination and if the final determination of Market Rental Rate shall not be made on or before the first day of the applicable Renewal Term then, Lessee shall have the option to:  (i) withdraw the Renewal Notice prior to the first day of such Renewal Term and not be obligated to pay any Base Rent applicable to the Premises due under such Renewal Term (and the Lease shall expire as of the end of the Extension Term or, if previously exercised in accordance with the terms hereof, the first Renewal Term), or (ii) pending such final determination, pay as Base Rent for the Renewal Term, an amount equal to the Lessor’s Determination, and if based upon the final determination of the Market Rental Rate, the Base Rent payments made by Lessee for such portion of the Renewal Term were (i) less than the Market Rental Rate payable for the Renewal Term, Lessee shall pay to Lessor the amount of such deficiency within 10 days after demand therefor, or (ii) greater than the Market Rental Rate payable for the Renewal Term, Lessor shall credit the amount of such excess against installments of Base Rent and/or Additional Rent payable by Lessee next coming due.

It is an express condition of the option granted to Lessee pursuant to the terms of this Exhibit “C” that time is of the essence with respect to Lessee’s exercise of such option by the date specified in this Exhibit “C”.

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EXHIBIT “D”

PREFERENTIAL LEASE RIGHT

(a)           As used herein:

“Available” means, as to any space, that (i) the existing tenant’s lease expires within the next twelve (12) months and is not subject to any extension option that may validly be exercised by the tenant, (ii) Lessor has the right to cancel an existing lease or “recapture” any space due to a tenant’s request for Lessor’s consent to a proposed assignment or subletting, and such cancellation occurs prior to or simultaneous with the Offer Notice as herein after defined, (iii) Lessor terminates an existing lease by mutual agreement with the tenant or by exercise of its remedies following a default thereunder by the tenant, or (iv) the space is unleased.  Anything to the contrary contained herein notwithstanding, Lessee’s right of first offer pursuant to this Exhibit “D” is subordinate to (i) any right of offer, right of first refusal, preferential lease right, expansion option, renewal right or similar right or option in favor of any other tenant existing as of the First Amendment Effective Date, (ii) Lessor’s right to extend the term of lease of existing occupants on a floor located within the Offer Space (as defined below), whether or not such occupant occupies such space as of the date hereof or pursuant to an agreement entered into after the date hereof for Offer Space that Lessee failed to exercise its right to lease, and whether or not pursuant to an option to renew, and (iii) any right of offer, right of first refusal, preferential lease right, expansion option, renewal right or similar right or option in favor of any other tenant who has a right to occupy all or a portion of the Offer Space.  Items (i) – (iii) collectively are referred to as “Senior Rights”.

“Offer Space” means the space in the Building that is not leased to Lessee as of the date of this First Amendment.  As hereinafter used in this Exhibit “D”, the terms “such Offer Space” and “applicable Offer Space” and “Offer Space”, where the context so requires, shall refer to the particular portion of the entire Offer Space that is set forth in the applicable Offer Notice from time to time.  If the Offer Space is the subject of lease negotiations which include other portions of the Building, the Offer Space Option, as hereinafter defined, shall, at Lessor’s option, apply to the entire space which is subject to such negotiations, and, at Lessor’s option, Lessee shall be obligated to either accept or refuse the opportunity to lease such entire space on the terms provided in the Offer Notice.

(b)           Provided (i) the Lease shall not have been terminated, (ii) Lessee shall not be in default beyond any applicable notice and grace period provided under the Lease, (iii) as of the Anticipated Inclusion Date, there shall be at least two (2) years remaining in the Term or any Renewal Term if Lessee shall have exercised any Renewal Option, and (iv) Lessee shall physically occupy the entire rentable area of the Premises, if at any time during the Term, either the Offer Space becomes, or Lessor reasonably anticipates that the Offer Space will become, Available, Lessor shall give to Lessee notice (an “Offer Notice”) thereof, specifying (A) the location and rentable square footage of such Offer Space, (B) Lessor’s determination of the Fair

Offer Rental for such Offer Space, which shall constitute the maximum thereof Lessor can claim as the Fair Offer Rental for such space in any arbitration thereof (“Lessor’s Maximum Offer Determination”), and (C) the date or estimated date that such offer space has or shall become Available (the “Anticipated Inclusion Date”).  “Fair Offer Rental” means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the applicable Offer Space, taking into account all relevant factors, including, but not limited to:  (i) location, quality and age of the building; (ii) use and size of the space in question; (iii) location and/or floor level within the building; (iv) extent of leasehold improvement allowances; (v) the amount of any abatement of rental or other charges; parking charges or inclusion of same in rental; (vi) lease takeovers/assumptions; (vii) club memberships; (viii) relocation allowances; (ix) refurbishment and repainting allowances; (x) any and all other concessions or inducements; (xi) extent of services provided or to be provided; (xii) distinction between “gross” and “net” lease; (xiii) base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate taxes); (xiv) any other adjustments (including by way of indexes) to base rental; (xv) credit standing and financial stature of the tenant; and (xvi) length of term.

(c)           Provided that on the date that Lessee exercises the Offer Space Option and on the Offer Space Inclusion Date (as hereinafter defined) (i) the Lease, as amended, shall not have been terminated, (ii) Lessee shall not be in default beyond any applicable notice and grace period provided under the Lease, as amended, (iii) at the time that Lessee exercises the Offer Space Option and on the Anticipated Inclusion Date, there shall be at least two (2) years remaining in the Term or the Renewal Term if Lessee shall have exercised its Renewal Option, and (iv) Lessee shall physically occupy the entire rentable area of the Premises, Lessee shall have the option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Lessor on or before the date that is ten (10) business days after the giving of the Offer Notice (time being of the essence) to include the Offer Space in the Premises.  Lessee shall not have the option to include in the Premises less than the entire Offer Space described in the Offer Notice.  Lessee shall notify Lessor in the Acceptance Notice whether Lessee accepts or disputes Lessor’s Maximum Offer Determination, and if Lessee disputes Lessor’s Maximum Offer Determination, the Acceptance Notice shall set forth Lessee’s good faith determination of the Fair Offer Rental for such Offer Space, which shall constitute the minimum that Lessee can claim as the Fair Offer Rental for such space in any arbitration thereof (“Lessee’s Minimum Offer Determination”).  If Lessee fails to object to Lessor’s Maximum Offer Determination in the Acceptance Notice and to set forth therein Lessee’s Minimum Offer Determination, then Lessee shall be deemed to have accepted Lessor’s Maximum Offer Determination as the Fair Offer Rental for such Offer Space.

(d)           If Lessee timely delivers the Acceptance Notice, then, on the date on which Lessor delivers vacant possession of the Offer Space to Lessee (the “Offer Space Inclusion Date”), the Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in the Lease, except (i) Base Rent for the Offer Space shall be equal to the Fair Offer Rental, (ii) Lessee’s pro-rata share, proportionate share or words of like import with respect to such Offer Space shall be a fraction, expressed as a percentage, the numerator of which is the number of rentable square feet in the Offer Space and the denominator of which is the number of rentable square feet in the Building, measured according to the same methodology Lessor used to measure the size of the Offer Space, (iii) Lessor shall not be required to, but may in Lessor’s sole discretion, perform any Lessor’s work or any other work, pay a Lessor’s contribution or an Allowance or any other amount, or render any services to make the Building or the Offer Space ready for Lessee’s use or occupancy, and Lessee shall accept the Offer Space in its “AS IS” condition and “WITH ALL FAULTS” on the Offer Space Inclusion Date latent defects excepted, and (iv) the term of the lease of the Offer Space shall be co-terminous with the Term of the Lease.

(e)           If, in the Acceptance Notice, Lessee disputes Lessor’s determination of Fair Offer Rental, and Lessor and Lessee fail to agree as to the amount thereof within 20 business days after the giving of the Acceptance Notice, then the dispute shall be resolved consistent to the methodology employed in the determination of the Market Rental Rate as outlined in Section (d) of Exhibit “C”.  If the dispute shall not have been resolved on or before the Offer Space Inclusion Date, then pending such resolution, Lessee shall have the option to:  (i) withdraw its Acceptance Notice and not be responsible for any Base Rent applicable to the Offer Space, or (ii) pay, as Base Rent for the applicable Offer Space, an amount equal to Lessor’s Maximum Offer Determination on a month-to-month basis until such time that a resolution is reached or Lessee withdraws its Acceptance Notice.  If such resolution shall be in favor of Lessee, then within 20 days after the final determination of Fair Offer Rental, Lessor shall refund to Lessee any overpayment or credit Lessee against Rent next coming due, at Lessor’s option.

(f)            If Lessor is unable to deliver possession of the Offer Space to Lessee for any reason on or before the date on which Lessor anticipates that the Offer Space shall be Available as set forth in the Offer Notice, the Offer Space Inclusion Date shall be the date on which Lessor is able to so deliver possession and Lessor shall have no liability to Lessee therefor and the Lease, as amended, shall not in any way be impaired.  Notwithstanding anything contained in this subsection (f) to the contrary, if Lessor is delayed in the delivery of the Offer Space due to a prior tenant’s holdover (the “Holdover Tenant”), and such holdover exceeds 90 days, then Lessee may have the option to:  (i) cancel such Offer Space Option by delivering to Lessor written notification of such termination and not be responsible for any Base Rent applicable to the Offering Space, or (ii) participate in fifty percent (50%) of the holdover proceeds payable by the Holdover Tenant.  Lessor shall use commercially reasonable efforts to pursue its rights under said Lease to evict, in addition to its other remedies, the Holdover Tenant occupying the Offer Space.

(g)           If Lessee fails timely to give an Acceptance Notice, then (i) Lessor may enter into one or more leases of the particular Offer Space with respect to which Lessee did not give an Acceptance Notice with third parties on such terms and conditions as Lessor shall determine, the Offer Space Option with respect only to the particular space that was the subject of the Offer Notice shall no longer be deemed Available.

(h)           Promptly after the occurrence of the Offer Space Inclusion Date, Lessor and Lessee shall confirm the occurrence thereof and the inclusion of the Offer Space in the Premises by executing an instrument reasonably satisfactory to Lessor and Lessee; provided, that failure by Lessor or Lessee to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Exhibit.

EXHIBIT “E”

EARLY TERMINATION RIGHT

(a)           Subject to and upon the terms, provisions and conditions set forth in this Exhibit “E”, Lessee, but not any assignee or subtenant thereof, shall have the one time right (the “Termination Right”), to terminate the Lease as to the entire Premises, effective on the last day of any full calendar month following the Extension Commencement Date that is prior to the end of the seventy-second (72nd) full calendar month after the Extension Commencement Date (the “Termination Date”).  In order to exercise the Termination Right, Lessee must give Lessor written notice of Lessee’s exercise of the Termination Right at least six (6) months prior to the Termination Date, and pay the Termination Fee, as hereinafter defined, prior to the Termination Date.  If Lessee fails to give notice of exercise of the Termination Right on or prior to the required notice date, the Termination Right shall be deemed waived and of no further force and effect.  If Lessee gives timely notice of exercise of the Termination Right but fails to timely pay the Termination Fee to Lessor when due, Lessor may at its option either (i) deem the Termination Right waived and of no further force and effect, or (ii) enforce the termination of this Lease, effective as of the Termination Date, and Lessee’s obligation to pay the Termination Fee.  The provisions of this paragraph shall survive the expiration or termination of this Lease.

(b)           Notwithstanding the foregoing, Lessor shall have the option to revoke and nullify any purported exercise of the Termination Right by Lessee if at the time of exercise or thereafter Lessee is in default under the Lease.

(c)           The “Termination Fee” shall be an amount equal to the unamortized portion of the Lease Costs (as hereinafter defined) as of the Termination Date.  For purposes hereof, “Lease Costs” shall mean all unamortized actual (i) lease commissions paid to Lessee’s Broker, and (ii) construction costs, architectural and engineering fees, cabling design and installation costs, and other costs, if any, incurred by Lessor in connection with Lessee’s lease of the Premises, specifically including, but not limited to, the Allowance granted to Lessee.  For purposes of calculating Lease Costs, each component or item of Lease Costs will be deemed to be amortized in equal monthly installments over the remaining Lease term(s) applicable to the space(s) in question at the rate of eight percent (8%) per annum beginning on the date that such component or item of Lease Costs was actually paid by Lessor.